Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED HAVE BEEN MARKED WITH THREE ASTERISKS [ * * * ] AND A FOOTNOTE INDICATING “CONFIDENTIAL TREATMENT REQUESTED”. MATERIAL OMITTED, CONSISTING OF 14 PAGES, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT

Duly made and entered into on the 13 day of July, 2004

By and between

Meytav Technological Enterprises Initiation Center Ltd.

an Israeli private company No. 51 –172295-1

P.O.B. 408, Kiryat Shmona 11013, Israel

(“Meytav”)

Yehuda Tsafrir Feigin

I.D. No. XXXXXXX

of Haela St. 17

Timrat 23840

(“YTF”)

and

Yissum — the Company for the Development of Research of

The Hebrew University of Jerusalem Ltd

An Israeli private company No. 51-042453-4

Edmond Safra Campus, Givat Ram

P.O.B. 39135, Jerusalem 91390, Israel

(“Yissum”)

and

Professor Oded Shoseyov

I.D. No. XXXXXXX

of Erez St. 5

Karmei Yosef

(the “Researcher”)

(Yissum and Shoseyov together: the “Entrepreneurs”)

WHEREAS:    the Researcher is an expert in the field of plant sciences and genetics in agriculture and is employed by The Hebrew University of Jerusalem; and

WHEREAS:    Yissum operates as an agent of the Hebrew University of Jerusalem (the “University”) in connection with the commercialization of the results of the researches that take place in the University;

WHEREAS:    YTF initiated and developed the idea for the development of the product (as defined below) and for establishing the Company (as defined below) together with Meytav and the Entrepreneurs.

WHEREAS:    the Researcher has developed intellectual property (more fully described in Appendix D hereto), which will form the basis for the development of the Product; and (i)Yissum is the sole owner of all the rights in this intellectual property(subject to (ii) below); and (ii) to the best of the knowledge of the Researcher and Yissum, all these rights are free and clear of encumbrances and all other third party rights, and (iii) it is not aware of any restriction at law, agreement or undertaking applicable to the Entrepreneurs which could interfere with the performance of the Entrepreneurs’ undertakings pursuant to this Agreement; and

WHEREAS:    Meytav is a privately held company which operates a technological incubation center established in accordance with the rules of the Office of the Chief Scientist of the Ministry of Industry and Trade (the “OCS”) whose purpose is to encourage and assist scientists and technological entrepreneurs to develop and commercialize their ideas (the “Incubator Program”); and

WHEREAS     The OCS has approved an application for the grant of funds submitted by Meytav on behalf of the Entrepreneurs to conduct a program for the research and development of the Product (as defined below) in accordance with the Technical Specifications, the Work Plan and the Budget (as such terms are defined below) within the framework of Meytav, in accordance with the terms and conditions of the written approval attached as Appendix A hereto (the “OCS Approval”)

WHEREAS:    Meytav, YTF and the Entrepreneurs wish to cooperate in the research, development and commercial development of the Product in the framework of a company to be established for this purpose, all according to the terms of this Agreement;

NOW, THEREFORE, the parties agree as follows:

1.                                      Preamble; Headings and Interpretation

1.1                               Preamble and Appendices.

The preamble and the following appendices to this Agreement form an integral part hereof:

APPENDIX A                                              OCS Approval

APPENDIX B                                              Articles of Association

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APPENDIX C                                              Budget for the Approved Project

APPENDIX D                                              Intellectual Property Assignment Agreement

APPENDIX E                                              Meytav Undertaking with respect to the Project

APPENDIX F                                               Technical Specifications for the Product

APPENDIX G                                             Work Plan for the Project

APPENDIX H. 1                                YTF’s Employment Agreement

APPENDIX H. 2                                Yissum’s Consultancy Agreement

APPENDIX I                                                  Capitalization Table of the Company

APPENDIX J                                                Services to be provided to the Company by Yissum.

1.2                               Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No rule of construction shall be applied to the disadvantage of a party by reason of that party having been responsible for the preparation of this Agreement or any part hereof.

1.3                               Definitions.

The terms defined in this Section 1.3 shall, for the purposes of this Agreement, have the meanings herein specified.

“Articles” should mean the Articles of Association of the Company in the form attached hereto as Appendix B.

“Approved Project” shall mean the program for the research and development of the Product within the framework of Meytav as approved for funding in accordance with the OCS Approval, including the Technical Specifications and the Budget;

“Assignment Agreement” shall mean the agreement between the Researcher, Yissum and the Company attached hereto as Appendix D;

“Budget” the budget for the Approved Project attached hereto as Appendix C, as may be amended from time to time with the approval of Meytav, and the OCS, if required;

“Company” means the company incorporated by the parties in accordance with Section 4 below;

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“Improvement” shall mean any improvement, enhancement, refinement, derivative works, modification or other new invention or discovery, whether patentable or unpatentable, deriving from or otherwise relating to, in whole or in part, any of the claims of any of the Patents hereto, any of the Trade Secrets or the Products, including, without limitation, those relating to the physical shape, design or configuration, composition, formulation or use of a Product or the Technology or the process by which the Products are manufactured;

Incubator Period” shall have the meaning set out in Section 13 of this Agreement;

“Meytav Undertaking” shall mean the undertaking of Meytav to the Technology Incubators Administration of the OCS with respect to the Company, in the form attached hereto as Appendix E.

“OCS” shall have the meaning set out in the preamble hereto;

“OCS Approval” shall have the meaning set out in the preamble hereto;

“Patent” or “Patents” shall mean unexpired patents, utility models, industrial designs, certificates of invention or similar grants of intellectual property rights developed or invented by the Company and/or the Researcher and/or YTF, that are filed, registered, issued or granted anywhere in the world relating to the Product, including without limitation, any divisionals, reissues, continuations, continuations-in-part, renewals, reexaminations, and extensions of any of the foregoing, and any applications therefore (and Patents which may issue on such applications);

“Product” means a method for the manufacture of quality human collagen in plants and any and all components thereof developed by the Company and/or the Researcher and/or YTF;

“R&D Law” means the Law for the Encouragement of Industrial Research and Development, 5744-1984 as amended or supplemented from time to time and all regulations promulgated thereunder;

“Rules and Regulations” shall have the meaning set out in Section 1.4 of this Agreement

“Supplementary Financing” shall have the meaning set out in Section 10 below.

“Technical Specifications” shall mean the technical specifications for the Product prepared by all the Parties hereto, including the milestones and the performance timetable, submitted to the OCS in connection with the Approved Project, attached hereto as Appendix F;

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“Technology” shall mean the Patents and the Trade Secrets;

“Trade Secrets” shall mean (i) know-how, formulas, methods, processes, systems and other proprietary information owned by or licensed to the Company concerning or relating to or that are or may be useful or necessary in the design, development, production, distribution, use, marketing or sale of the Product, and (ii) any Improvement or other proprietary information now or hereafter owned by or licensed to the Company that is not patentable or that the Company has elected to maintain as a Trade Secret and concerning or relating to or that is or may be useful or necessary in the design, development, production, distribution, use, marketing or sale of Product.

“Work Plan” a detailed monthly work plan for the Project covering twenty four (24) months from commencement of the Project, attached as Appendix G hereto.

1.4                               Rules and Regulations. This Agreement will at all times be subject to the R&D Law, the rules and regulations of the OCS, the OCS Approval, relevant provisions of the Director General of the Ministry of Trade and Industry, the agreement between Meytav and the OCS, the OCS Approval, the Meytav Undertaking, the rules and regulations of the Incubator Program, and the internal rules and procedures of Meytav, all as shall be applicable from time to time (collectively, the “Rules and Regulations”) and the Rules and Regulations shall be considered as part of this Agreement. Any material amendments or additions to the Rules and Regulations relevant to the Approved Project or the obligations of the Entrepreneurs pursuant to this Agreement will be brought to the attention of the Entrepreneurs in a reasonable time after publication. In the event that such amendments or additions are materially detrimental to the Entrepreneurs’ rights pursuant to this Agreement, the Parties shall enter into good faith negotiations regarding terms under which Approved Project shall continue.

In addition, the provisions of this Agreement relating to performance of the OCS Approval and the other Rules and Regulations shall be considered as “a contract for the benefit of a third party” as defined in the Contracts (General Part) Law 5733-1973 and the “third party” shall be considered the State of Israel.

2.                                      The Approved Project

2.1                               Performance by the Entrepreneurs. The Entrepreneurs, YTF and the Company will perform the Approved Project in the framework of the Incubator Program in accordance with OCS Approval, and the provisions of this Agreement. The performance of the Approved

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Project will be conditional upon the execution of the Assignment Agreement.

2.2.                            Facilitation by Meytav. Meytav will facilitate the performance of the Approved Project in accordance with the Incubator Program and will provide the Company with the services set out in Section 6 below.

2.2                               Employment of YTF. Yissum and YTF will be responsible for performing the Approved Project. YTF shall be employed by the Company for this purpose in accordance with the Employment Agreement in the form attached hereto as Appendix H.1. Yissum shall provide consulting services to the Company, in accordance with such terms and conditions set forth in the consultancy agreement, attached hereto as Appendix H.2

3.                                      Representations and Warranties of the Entrepreneurs and YTF

Yissum, the Researcher and/or YTF (as the case may be) represent(s) and warrant(s) as follows:

3.1                               The Entrepreneurs have not disclosed the Researcher’s ideas for the Project to any third party and (i) subject to (ii) below, Yissum is the sole owner of the intellectual property existing as of the date of execution of this Agreement with respect to the Product, and (ii) to the best of their knowledge, such intellectual property rights are free and clear of any encumbrance and other third party right (other than rights of the University and the Researcher for a portion of the proceeds from its commercialization); and (iii) they have not granted or undertaken to grant, any right to any third party relating to the Product, directly or indirectly; and (iv) to the best of their knowledge, they are free to develop and commercialize the Product in the framework of the Company without any restriction whatsoever; and (v) to the best of their knowledge, the performance of the Approved Project and the development of the Products will not infringe the intellectual property rights of any other person, or constitute a breach of any employment and/or non-competition and/or confidentiality agreement to which the Entrepreneurs are a party;

3.2                               The Entrepreneurs have delivered to Meytav copies of the Technical Specifications, the Budget and the Work Plan and related materials, as requested by Meytav and the Company;

3.3                               The Entrepreneurs acknowledge that Meytav undertake to raise the Supplementary Financing or any other finance for the Project;

3.4                               The Entrepreneurs have made full and complete disclosure to Meytav of all material aspects relating to the Product, the Technical Specifications, the Approved Project and the other undertakings pursuant to this Agreement and they have brought to the attention of

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Meytav all problems and/or possible difficulties of which they are aware in connection with the Product. To the Entrepreneurs’ best knowledge, this Agreement and other documents delivered to Meytav in connection herewith do not contain any untrue statement and do not omit to state a fact necessary in order to make the statements contained therein and herein not misleading;

3.5                               The Entrepreneurs and YTF are aware that a substantial portion of the funding for the Approved Project will come from the OCS or other governmental bodies and they will comply with all legal and contractual requirements applicable today or which may be applicable in the future (subject to the provisions of Section 1.4 above). Without derogating from the aforesaid, the Entrepreneurs and YTF acknowledge that they are familiar with the provisions of the R&D Law and that this law cannot be excluded or amended by agreement and in any case of contradiction between the provisions of this Agreement and the R&D Law, the provisions of the R&D Law will prevail and the Entrepreneurs and YTF will not have any claims or demands in connection therewith;

3.6                               The Researcher and YTF have not been involved and are not involved in any technological incubation/innovation center which has been supported by the OCS and the Entrepreneurs and YTF have not previously received funding for the Approved Project from the OCS, and have not received direct or indirect financial support from any other governmental body for the development of the Technology and the Products.

4.                                      The Company

4.1.                            Incorporation. As soon as practical following execution of this Agreement, the parties undertake to incorporate the Company as a private company limited by shares and for this purpose to execute and file the Articles and the other required forms and documents of incorporation with the Israeli Registrar of Companies

4.2.                            Name. The name of the Company shall be CollPlant, Ltd. or any other name agreed by the parties and accepted by the Registrar of Companies.

4.3.                            Registered Share Capital. The registered share capital of the Company shall be one million New Israeli Shekels (NIS 1,000,000) divided into ten million (10,000,000) Ordinary Shares of NIS 0.1 par value each.

4.4.                            Initial Shareholding. Upon incorporation of the Company, the parties will subscribe for 100,000 Ordinary Shares which will be held as follows:

4.4.1                     Yissum: 32,000 Ordinary Shares

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4.4.2                     YTF: 7,000 Ordinary Shares

4.4.3                     Meytav: 61,000 Ordinary Shares of which 5,000 will be allocated to Meytav’s management, at least 8,400 will be allocated to the investors in the Supplementary Financing. Any Ordinary Shares not allocated to investors in the Supplementary Financing shall be held by Meytav in accordance with the Rules and Regulations.

4.5.                            Employee Options. An additional ten thousand (10,000) Ordinary Shares (i.e. ten percent (10%)) of the Company’s issued and outstanding share capital specified in Section 4.4 above) will be reserved for options to employees, directors and service providers pursuant to a stock option program to approve by the Board of Directors of the Company.

4.6.                            Capitalization Table. The capitalization table of the Company taking into account the shares and options pursuant to this Section 4 is attached hereto as Appendix I.

5.                                      Management of the Company

5.1                               Appointment of Directors

5.1.1                     The number of members of the Board of Directors of the Company shall be not less than three (3) and not more than six (6), but during the Incubator Period the number of directors shall not exceed three (3) unless approved by Meytav and the Entrepreneurs.

5.1.2                     The directors of the Company will be nominated as follows:

(a)                                 For as long as the Entrepreneurs own in the aggregate 15% of the outstanding shares of the Company they shall be entitled to appoint a director of the Company and one non-voting observer who will be notified of all board meetings reasonably in advance and shall receive all preparatory materials, documents, presentations and minutes etc.; and

(b)                                 During the Incubator Period and after the Incubator Period and as long as Meytav owns at least 50% of the issued and outstanding shares of the Company, Meytav shall have the right to nominate all the other directors and for as long as Meytav owns 15% of the outstanding shares of the Company, Meytav shall be entitled to appoint one director.

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5.1.3                     Appointment or removal of a director shall be made by written notice to the Company signed by the shareholder(s) entitled to appoint or remove a director according to this section.

5.2                               Chairman. During the entire Incubator Period the Chairman of the Board of Directors shall be a director appointed by Meytav.

5.3                               Meytav Consent Provisions

Notwithstanding anything to the contrary in this Agreement and in the Articles, the following matters shall be subject to the affirmative vote of the director nominated by Meytav or if the issue is presented before the shareholders meeting to the affirmative vote of Meytav in its capacity as shareholder (i) during the Incubator Period and (ii) thereafter as long as Meytav holds at least 20% of the outstanding shares of the Company:

5.3.1                     the engagement of the Company with the Entrepreneurs and YTF and/or altering or terminating such engagement and/or any waiver of a material obligation of the Entrepreneurs, YTF or any of the Company’s employees to the Company;

5.3.2                     the engagement of the Company in any substantial new business activities, or any change in its present business areas;

5.3.3                     sale, transfer, lease or other disposition of the Company’s assets or rights, other than in the ordinary course of business;

5.3.4                     the sale and/or other disposition of all of the Company’s rights to the Product and/or in any other property (including know-how) and/or any material right of the Company;

5.3.5                     the issuance and/or transfer of shares of the Company and the issuance of options or other securities by the Company;

5.3.6                     determination of the employees, consultants and service providers entitled to receive shares and options pursuant to the Company’s share option plan;

5.3.7                     any matter related to the obligations of the Company to the OCS and/or Meytav;

5.3.8                     any matter related to loans given to the Company and/or any loan or guarantee given by the Company to any third party;

5.3.9                     nomination, termination and determination of terms of employment of the Company’s CEO, CFO, CTO and business manager/business development director;

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5.3.10              determination of and any change to the Company’s signature rights;

5.3.11              any transaction of the Company not in the ordinary course of business including the grant of any rights in the Patents and Technology not in the ordinary course of business;

5.3.12              any “interested party” transaction (as defined in the Israeli Companies Law);

5.3.13              any encumbrance, charge or pledge on any of the Company’s assets;

5.3.14              the establishment of, or acquisition of shares or any other interest in, a company, partnership or any other form of legal entity;

5.3.15              appointment and removal of the Company’s auditors and legal counsel;

5.4                               Entrepreneurs’ Consent Provisions

Notwithstanding anything to the contrary in this Agreement and in the Articles, the following matters shall be subject to the affirmative vote of the director nominated by Yissum or if the issue is presented before the shareholders meeting to the affirmative vote of Yissum in its capacity as shareholder (i) during the Incubator Period and (ii) thereafter as long as Yissum holds at least 20% of the outstanding shares of the Company:

5.4.1                     the engagement of the Company in any substantial new business activities, or any change in its present business areas;

5.4.2                     the issuance and/or transfer of shares of the Company and the issuance of options or other securities by the Company;

5.4.3                     nomination, termination and determination of terms of employment of the Company’s CEO, CFO, and business manager/business development director;

5.5                               Other Provisions. All other provisions regarding convening meetings of shareholders and of the board of directors, quorum requirements for such meetings and related provisions shall be as set out in the Articles.

6.                                      Facilities, Services of Meytav

During the Incubator Period, Meytav will provide the following to the Company:

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6.1                               Working Facilities

Meytav will make available for the use of the Company offices, laboratories and other such other areas at Meytav’s premises in Kiryat Shmona, as shall be necessary for the Approved Project, including the exclusive use of facilities set out in Appendix K below.

6.2                               Office Services

Meytav will provide to the Company at its premises in Kiryat Shmona the office services reasonably required or necessary as determined by Meytav and approved by the Entrepreneurs and YTF as sufficient for such purpose, for performance of the Approved Project, including secretarial services and communications (post, telephone, fax, etc.).

6.3                               Computer Services

6.3.1.                  In the event and to the extent required by the Approved Project, Meytav will allow the Company to use its computers and peripheral equipment and to allow the Company to connect its computer equipment to Meytav’s computer system.

6.3.2.                  The Company shall not purchase any computer equipment and other hardware or software which is not part of the Budget.

6.3.3.                  The Company shall not install any software on its computers or on the computers of Meytav without Meytav’s prior approval and without a valid license therefore. All license and other fees related to the use of software will be paid by the Company.

The Company will indemnify and hold Meytav or any of its directors and officers and the directors and shareholders of the Company from any damages, costs and expenses relating to or arising out of any unauthorized use of software on the Company’s computers or on Meytav’s computers.

6.4                               Project Management Services. Meytav will assist in management of the Approved Project, including providing the following in accordance with the needs of the Company:

6.4.1                     supporting and monitoring the relationship with the OCS, including the assistance in filing the required reports with the OCS;

6.4.2                     management advise and training;

6.4.3                     supervision and control;

6.4.4                     bookkeeping, budget and financial management;

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6.4.5                     purchasing and logistic services.

6.5                               Legal and Auditing Services. Meytav shall provide legal and auditing services on behalf of the Company as required by the Company.

7.                                      Payment to Meytav of Costs and Expenses; Overheads

Meytav will charge the Company for all costs and expenses incurred by Meytav (i) which relate specifically the Approved Project or the Company, including with respect to the services specified in Section 6 above, and (ii) the Company’s pro-rata share of general expenses and overheads. These expenses will be recorded in accordance with the internal procedures of Meytav and as approved by the OCS (to the extent required).

These costs and expenses will be paid to Meytav by the tenth day of each month with respect to the preceding month. All payments in arrear will bear interest and linkage differentials. VAT will be added to all amounts as required by law.

In addition, the parties agree that the Company will reimburse Meytav in the amount of $667 plus VAT for the Employee Stock Option Plan and Option Agreement prepared for the Company by Kost, Forer and Gabai (Ernst & Young Israel).

8.                                      Meytav’s Right to Company Equipment

Right of Equipment. The parties acknowledge and agree that in the event that if during the Incubator Period the Company is unable to raise sufficient finance and ceases its operations, all the equipment of the Company will be transferred to Meytav with no additional consideration on the part of Meytav. In such event Meytav shall be entitled to sell the equipment in the manner it deems fit in order to repay to itself or to OCS funds provided by Meytav or the OCS to the Company, prior to any other creditor of the Company (subject to applicable law).

9.                                      Bank Account

The Company will open an account at Bank Discount, Branch 110 in Kiryat Shmona (the “Bank Account”) and all payments made to or by the Company will be made to or from the Bank Account. The signature rights in the Bank Account will be determined by the Board of Directors of the Company at its first meeting.

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10.                               Supplementary Financing and Additional Financing

The parties shall negotiate the terms for the provision, from the parties or from third parties, of the supplementary financing required according to the OCS Approval and the Budget (the “Supplementary Financing”). The party providing the Supplementary Financing shall be allocated Ordinary Shares of the Company held by Meytav in accordance with Section 4.4.3 above in consideration for the Supplementary Financing, as agreed in the said negotiations. The parties agree that any issuance of shares in addition to that required for the Supplementary Financing will dilute all shareholders proportionally.

11.                               Further Undertakings of the Entrepreneurs, YTF and the Company

11.1                        Payments to OCS. The Company shall undertake to reimburse Meytav for all amounts, which shall be paid by Meytav to the OCS for the account of the Company. The Company confirms that it irrevocably agrees to pay to Meytav, all said amounts, immediately upon demand, and that it agrees that the demand notices of the OCS shall be sufficient to substantiate such demand; provided that, subject to applicable law and regulations,Meytav shall make reasonable commercial efforts to enter discussion and/or negotiations with the OCS and/or take any legal action it deems necessary, in order to cancel or reduce the amounts demanded by the OCS, and further provided that Meytav shall render any reasonable assistance requested by the Company in such an event.

11.2                        Instructions and Regulations. The Company shall undertake at all times to comply with and abide by the Rules and Regulations.

11.3                        Commitments to OCS. The Company undertakes to fulfill its commitments to the OCS.

11.4                        Assignment or License. In the event that the Company will assign or license all or part of its technology and/or will grant a license thereto to a third party, the Company shall be responsible for obtaining such third party’s agreement to comply with all obligations to the OCS. The aforesaid will not derogate from the Company’s obligation to receive OCS approval, if required, for such transaction.

11.5                        Financial Statements. Meytav shall be furnished with the Company’s financial statements and all reports provided to the Board of Directors and any shareholder of the Company until Meytav ceases to be a shareholder of the Company. Meytav hereby undertakes to hold such reports in complete confidence and not disclose them to any third party other than in accordance with the provisions of Section 15.1 hereunder.

11.6                        Consent for Transfer of Rights. Nothing contained in this Section 11 shall be construed so as to permit the Company to transfer rights or

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grant sublicenses in contradiction to the Rules and Regulations, as may be in effect from time to time. The Entrepreneurs and YTF understand and agree to cause the Company to comply at all times with such Rules and Regulations and instructions and further agree that Meytav shall have the undisputed legal standing to bring an action for the enforcement of the obligations set forth in this section as if the obligations toward the OCS and/or the State of Israel were made for the benefit of Meytav.

11.7                        Loans and OCS Consent. The Entrepreneurs and YTF hereby declare and agree that they are fully aware of and fully understand the provisions of the R&D Law, the Incubator Program, the OCS rules, the Meytav Undertaking and the internal rules of Meytav as currently in effect and particularly with the provisions specified below:

11.7.1              The financing provided by the State of Israel through the OCS is provided as a loan, convertible into shares of the Company in certain circumstances.

11.7.2              Production of products developed by the Company with OCS funding shall be carried out only in Israel unless the OCS grants a prior written special approval to the contrary.

11.7.3              Technology developed by the Company with OCS funding shall not be transferred to any other party in any manner or form (direct or indirect) without prior written OCS approval.

11.7.4              The transfer or issuance of 25% (or more) of the shares of the Company and the transfer or issuance of shares (in any amount) to a non-Israeli person or entity requires prior written approval of the OCS.

11.8                        Additional Employees; Contractors. All agreements and compensation arrangements with employees and contractors employed in the performance of the Approved Project (excepting the Researcher and YTF) will be subject to the prior written approval of Meytav. During the Incubator Period, the Company may not terminate any employee or contractor or engage the services of any new employee or contractor without the prior written consent of Meytav. The provisions of this Section 11.8 will cease to apply upon the termination of the Incubator Period.

11.9                        Deviations from Budget. The Researcher and YTF shall make their best efforts to perform the Approved Project in accordance with the Technical Specifications, the Budget and the Work Plan. Upon the request of the OCS and/or Meytav, the Company shall be obliged to return to Meytav and/or the OCS any money spent by the Company in deviation from the Budget.

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11.10                 Reporting and Documentation

11.10.1       The Researcher and YTF will report to the Company and Meytav on a continuous basis (but not less than monthly) according to the instructions of Meytav, including written reports regarding the performance of the Approved Project and all difficulties encountered and proposed solutions and will timely provide Meytav and the Company all information and documents required by them to comply with their reporting obligations to the OCS.

11.10.2       The Researcher will document all research and development results and procedures undertaken by him and the Company in accordance with acceptable scientific practices and in accordance with the instructions of Meytav from time to time.

11.10.3       Insurance. During the Incubator Period, the Company will, at the request of Meytav, obtain and maintain appropriate insurance policies regarding its business and operations, including:

(i)                                     third party liability;

(ii)                                  property insurance;

(iii)          professional liability (if required);

(iv)                              product liability (if required);

(v)                                 directors’ liability;

(vi)                              employers’ liability.

11.1                        Services of Yissum. Yissum shall provide the Company through the University research laboratories and the services specified in Appendix J hereto. The parties further agree that such services shall not entitle Yissum or the University or any other third party to any right in connection with the intellectual property developed in connection with such services.

12.                               Transfer of Shares

The transfer of shares in the Company, including right of first refusal, co-sale and bring along rights and obligations, will be as set out in the Articles.

13.                               The Incubator Period; Early Termination

13.1                        Incubator Period. The Incubator Period will be the period beginning and ending on the dates specified in the OCS Approval, as extended or shortened in accordance with this Section 13. The Incubator Period can be extended for an additional year in the event that Meytav decides, in its exclusive discretion, to recommend to the OCS to provide additional funding for the Approved Project for such additional year and such funding is approved and actually provided by the OCS.

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13.2                Termination by Meytav. Meytav will be entitled to terminate the Incubator Period prior to the due termination date if either of the following conditions is fulfilled:

13.2.1              Either of the Entrepreneurs is in breach of any of its undertakings pursuant to this Agreement and/or there has been a breach of any representation or warranty of the Entrepreneurs as set out in this Agreement and such breach has not been fully remedied within thirty (30) days from receipt of written notice from Meytav and/or the Company specifying the breach. To remove doubt it is clarified that nothing in this section will derogate from any other right or remedy available to Meytav and or the Company at law or pursuant to this Agreement in the event of such breach. In addition, in the event of such breach Meytav shall, in its discretion, be entitled to take all required actions to liquidate the Company and the Entrepreneurs irrevocably agree to such liquidation, or

13.2.2              Meytav has notified the Entrepreneurs and the Company, at any time and for any reason, in its exclusive discretion, of such termination, provided that (i) the early termination has been approved by the OCS, (ii) Meytav has given at least sixty (60) days prior written notice of such termination. In the event that Meytav exercises its right pursuant to this section, neither the Company nor the Entrepreneurs shall have any claims or demands from and against Meytav or any of its offices, directors, shareholders and representatives.

13.3                        Early Cessation of the Approved Program. Without derogating from any other undertaking of the Entrepreneurs and YTF pursuant to this Agreement the Entrepreneur and YTF declare that they are aware that they are not entitled to cease performance of the Approved Program before its completion without the written consent of Meytav and the OCS. The Entrepreneurs and YTF acknowledge and agree that if they cease the Approved Program before its completion, Meytav and/or the Company will be entitled, in addition to any other right and remedy at law or according to this Agreement, to demand and to receive from the Entrepreneurs and YTF any funds that they are required to return to the OCS as a result of such early cessation of the Approved Project.

14.                               Intellectual Property

The parties agree as follows:

14.1                        IP Rights. All rights, including intellectual property and other rights, developed by the parties with respect to the Technology, (excluding Yissum-owned intellectual property developed by University staff other than the Researcher and his lab staff (“Additional IP”)) will be

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the exclusive property of the Company and no party will be entitled at any time and for any reason to exploit such rights except in the framework of, and for the benefit of, the Company.

14.2                        Yissum shall disclose to Meytav the existence of any Additional IP that relates to the Technology upon becoming aware of such, subject to Meytav’s execution of appropriate non-disclosure undertakings to Yissum’s reasonable satisfaction. This disclosure shall not create any obligation on Yissum’s part to enter into any agreement with Meytav, nor shall Meytav acquire any claim, right or title in such Additional IP by virtue of this clause or such disclosure, nor shall this clause in any way restrict Yissum’s right to enter into negotiations with any third party at any time, as it shall see fit.

14.3                        Registration in Company’s Name. All intellectual property rights relating to or arising out of the Technology, including Patents and trademarks, which are capable of registration will be registered in the name of the Company, with a one percent (1%) ownership interest to Yissum. Yissum shall retain this one percent (1%) ownership interest in all such intellectual property rights (including Patents, trademarks and any know-how, whether registrable or not) for the sole purpose of ensuring compliance with Section 14.7 below. Until Section 14.7 comes into effect, this one percent (1%) ownership interest shall be non-transferable and non-assignable, and shall not entitle Yissum to any other rights in connection with the Patent and all such other intellectual property rights, including rights to any monetary compensation, royalties or otherwise. Upon the occurrence of any of the events in Section 14.7, subject to the Rules and Regulations during the Incubator Period and thereafter, unless limited by applicable law (including the R&D Law), there shall be no limitations whatsoever on the use of Yissum’s 1% ownership interest with respect to any and all of the intellectual property rights relating to or arising out of the Technology. Subject to the above, each of the Researcher and Yissum hereby assign the Company any and all rights in the aforementioned intellectual property and will execute the Intellectual Property Assignment Agreement attached as Appendix D hereto, with the inclusion of reference to this provision.

14.4                        Entrepreneur Assistance. The Entrepreneurs undertake to provide the Company with all reasonable assistance in the application for, process of and protection of any of the above registrations anywhere in the world and in the manner in which the Company decides to register the same. In the event that for any reason not in a party’s control, the Entrepreneurs (or either of them) is/are required to be designated as the inventor of any such Patent, the Company will be designated and registered as the sole owner of such Patent and all rights in such Patent, including the commercialization, licensing and disposition thereof will vest exclusively in the Company, without any additional consideration due to the Entrepreneurs and without limitations in time.

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14.5                        Exploitation of Technology. The parties expressly agree and declare that the Company will have the exclusive and unrestricted right at any time and in any manner in which it deems expedient, to exploit the Technology, including by way of exclusive licensing, sub-licensing and any other form of disposition anywhere in the world and the Entrepreneurs, YTF and Meytav will not have any claim for royalties or other consideration or any claim or demand whatsoever with respect thereto.

14.6                        Payments Belong to the Company. Any grant, bonus and/or benefit received by the Entrepreneurs or which will be given or received from any third party in connection with the Technology or relating to the Researchers’ employment by the Company will belong exclusively to the Company.

14.7                        Transfer of the Technology to Yissum in case of termination or Liquidation. The Parties hereby agree that in the event of any of the following:

(i)                                     Prior to completion of the development of the Product, the Company ceases development of the Product for more than 18 months, without the agreement of Yissum, provided that the 18 month period shall be extended, if necessary, to take into account any delay or cessation of activities caused directly by a delay or deviation in the services performed by the Entrepreneurs;

(ii)                                  appointment of a receiver or liquidator for all or substantially all of the Company’s assets which appointment has not been removed within sixty (60) days;

(iii)                               the Company passes a resolution for voluntary winding up or a winding up application is made against the Company and not set aside within 60 days and/or the Company makes a assignment of rights or other assets for the benefit of its creditors;

then upon the occurrence of any such event, , all of the Company’s rights in the Technology shall be transferred to Yissum’s sole ownership free and clear of any right of any third party, subject to the Rules and Regulations during the Incubator Period and thereafter, unless limited by applicable law (including the R&D Law). Subject to the Rules and Regulations during the Incubator Period and thereafter, subject to any limitation pursuant to applicable law (including the R&D Law), the Company hereby undertakes to take all necessary steps and sign all necessary documents in order to affect such transfer and hereby irrevocably empowers Yissum to take such steps and execute such documents on behalf of the Company, at the Company’s expense, if the Company is unable or unwilling to do so.

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15.                               Confidentiality and Non-Competition

15.1                        Confidentiality Undertaking. The parties agree to hold in strict confidence all information and documents received from the other party, all proprietary information of the Company, and in the case of the Entrepreneurs and YTF, also all information regarding Meytav and the other projects in the Meytav Incubator Program to which the Entrepreneurs and YTT have access or to which they are exposed, and shall refrain from disclosing such information and documents to any third party, and from using such information and documents other than for the purposes hereof. Notwithstanding the above, (i) Meytav may disclose said information to the shareholders and directors of Meytav and shareholders and directors of Meytav may disclose such general information not containing technical proprietary information relating to the Company in connection with its periodic reports to its shareholders or to investors in funds managed by the shareholders of Meytav, and (ii) that the Researcher, YTF, Meytav and the Company may disclose said information to prospective investors and lenders. The parties take it upon themselves to obtain the signature of any third party including the shareholders of Meytav and the proposed investors and lenders on suitable Non Disclosure Agreements prior to making such disclosures to them. The above obligations shall apply, mutatis mutandis, to any assignee of any of the parties hereto. Notwithstanding any provision to the contrary contained herein, each party shall be permitted to disclose such of the information and documents which is (i) legally required to be disclosed under applicable law or regulatory requirements, provided that disclosure shall be made only to the extent required to comply with such laws or requirements; or (ii) is or becomes within the public domain other than through a breach by such party of its obligations hereunder.

15.2                        Computer Stored Information. The Entrepreneurs and YTF acknowledge that information and documents may be stored on Meytav’s computers which are not connected to the Company and are private and confidential and the Entrepreneurs and YTF undertake that they will not access or make use of any such information and documents.

15.3                        Affiliates and Subsidiaries. Meytav undertakes to take reasonable measures to prevent any of its affiliates, subsidiaries, officers, employees or consultants, who are involved in any entity or activity which is in direct competition with the business of the Company from having access to and/or from making use of any information related to the Company which has been obtained by Meytav from the Company.

15.4                        Non-Compete. Each of the Yissum, Researcher, and YTF undertake not to compete, directly or indirectly, in any way with the business of the Company, for the entire term in which Yissum, the Researcher or

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YTF is associated with the Company as an employees, director, consultant or otherwise and for a period of twelve (12) months thereafter.

16.                               Liability and Indemnification

In the event that any third party institutes a claim or makes a demand against the Company and/or Meytav in connection with breach of the intellectual property rights of such third party relating to the Approved Project, and such claim or demand is determined to result from a breach of a representation and warranty made by the Entrepreneurs to Meytav and/or the Company or on behalf of Meytav and/or the Company, the Company will indemnify and hold Meytav and each of their respective officers, directors and employees harmless from and against any such, claim or demand and all costs and expenses relating thereto or arising therefrom.

17.                               Further Acts

Each of the Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

18.                               Governing Law and Jurisdiction

This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Israel. The competent courts of Tel Aviv will have exclusive jurisdiction in all matter relating to this Agreement.

19.                               Adoption and Approval by the Company

Upon its formation the parties shall cause the Company to approve the terms and conditions of this Agreement by passing the appropriate corporate resolutions and to sign this Agreement in the space provided below.

20.                               Miscellaneous

20.1                        Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed duly given for all purposes (a) on the date of delivery, if delivered personally to the party or by confirmed facsimile transmission, or (b) on the third day after mailing, by registered mail, return receipt requested,

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postage prepaid and addressed to the addressee at the address stated below, or at the most recent address, specified by written notice, given to the party by the addressee under this provision. Notices to the Company shall be given in the same manner and shall be addressed to it at its principal place of business.

Meytav:

P.O.Box 408

Kiryat Shmona 11013

Fax;04-6818806

YTF:

Haela St. 17

Timrat 23840

Fax:

Yissum:

Edmond Safra Campus, Givat Ram

P.O.B. 39135, Jerusalem 91390, Israel

Fax:

The Researcher:

Erez St. 5

Karmei Yosef

Fax:

20.2                        Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation.

20.3                        Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

20.4                        Binding Effect; Third Party Beneficiaries. This Agreement shall not be assignable in whole or in part without the written consent of all parties. Any purported assignment in violation of this provision shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

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20.5                        Severability. If any term or provision specified herein is held by a court of competent jurisdiction to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such term or provision to be illegal, invalid, unlawful, void, voidable, or unenforceable as written, then such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, and the remainder of the terms and provisions herein shall be construed as if such illegal, invalid, unlawful, void, voidable or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties.

20.6                        Transaction Related Costs and Expenses. The Company will reimburse Meytav for its costs and expenses relating to the investigation and due diligence in connection with the Project (including experts retained by Meytav for this purpose) and the preparation and negotiation of this Agreement, in the amount of $2,500 (Two thousand five hundred US Dollars) plus VAT.

20.7                        Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

20.8                        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

20.9                        Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto only if approved in writing by all parties.

[SIGNATURE PAGES FOLLOW]

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Enterpreneurs:		Meytav Technological Enterprises Initiation Center Ltd.
		By:	/s/ Zvika Rubinstein
/s/ Reuven Ron /s/ Avi Barak		Name:
Yissum Research Development		Title:
Company of the Hebrew University
of Jeerusalem Ltd.

By:
Name:	Reuven Ron
Title:	VP Marketing, Life Sciences & Medicine

/s/ Oded Shoseyov		/s/ Yehuda Tsafrir Feigin
Professor Oded Shoseyov		Yehuda Tsafrir Feigin

The undersigned CollPlant Ltd. (the “Company”) hereby approves, accepts and agrees to be bound by the terms and provisions of the Agreement as far as they relate to the company.

/s/ Yehuda Tsafrir		/s/ Zvika Rubinstein
By:	Yehuda Tsafrir
Name:		Zvika Rubinstein
Title:	CEO	Chairman

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[Translation from Hebrew]

Appendix A

OCS Approval

State of Israel

Ministry of Industry, Trade and Employment

The Industrial Research and Development Administration

Office of the Chief Scientist

The Technological Incubator Administration

Tel Aviv, 11th Iyar 5766

May 2nd, 2004

To:

Zvika Rubinstein — Incubator Manager

Meytav — Technological Entrepreneurship Centre Ltd.

P.O.Box 408, Rural Delivery Upper Galilee

Kiryat Shmona, Zip 10200

Fax: 04-6818806

Dear Sir,

Re: A Method to Manufacture Quality Human Collagen in Plants

Meeting No. 2004/7 dated April 22nd, 2004 (File 34205)

I hereby give you notice that the Incubator Committee has discussed your application, and the following is its decision:

The Committee joins approval of the Incubator, subject to the following terms and conditions:

1.              Milestone within 12 months:

1.1.         Reporting the progress of the project, to the satisfaction of the Incubator Administration.

1.2.         Ensure the production of human collagen transgenic plants at the basic thermal stability level of the request.

2.              Milestone within 18 months: Biochemical characterisation of the product, and selection of productive and stable homozygotic species.

Clarifications:

1.              The State’s financial undertaking to the Incubator on account of the project (loan / grant) will be forwarded in two stages, which shall be detailed as follows in the letter of approval:

a.              An undertaking on account of the first performance period, as defined in the letter of approval, which will be activated immediately upon receipt of the Incubator Committee’s abovementioned decision.

b.              An undertaking on account of the second performance period, which will be activated once the project has met the milestones set for it with regard to the first performance period, to the satisfaction of the Incubator Administration Manager.

2.              The two stages of budgets and the performance periods, will be determined by the Incubator Administration in the setting of the overall budget approved hereby.

3.              The significance of the milestones, is that payments on account of the period following the abovementioned milestones will be delayed until the milestones are met.

Yours truly,

Ranna Fridor
Technological Incubator Program Manager

Cc:

Janet Lazrovitch, Professional Examiner

APPENDIX B

Articles of Association

The Companies Law 5759-1999

A Company Limited by Shares

Articles of Association

of

COLLPLANT. Ltd.

The Companies Law 5759-1999

A Company Limited by Shares

Articles of Association

of

COLLPLANT. Ltd.

Preliminary

1.                                      In these Articles, unless the context otherwise requires:

The Company	shall mean the said Company.

The Law	shall mean the Companies Law, 5759 – 1999, as amended from time to time

The Board of Directors	shall mean the Board of Directors lawfully employed in accordance with Articles 75 to 85

The Officers

shall be taken to include any Director, General Manager, Managing Director, Assistant Managing Director, Assistant General Manager, any person actually holding such powers in the Company regardless of their title, any other manager under the direct supervision of the Managing Director or General Manager and any other person deemed an Officer pursuant to the Law.

The Office	shall mean the registered office of the Company in accordance with Section 123 of the Law.

Special Resolution

shall mean a vote approved by the holder(s) of 75% (seventy five percent) of the shares held by the Shareholder(s) present at the General Meeting whether personally or by proxy, where at least 50% of the shareholders eligible to vote are present.

The Register	shall mean the register of shareholders to be kept in accordance with Section 127 of the Law, or, if the Company shall have any branch register(s) - any such branch register(s) as the case may be.

Meytav	shall mean Meytav Technological Enterprises Initiation Center Ltd., a private company organized under the laws of the State of Israel, PC# 511722951.

The Incubator Period	shall mean the period commencing on January 1, 2004 and ending on December 31, 2005 or as extended or brought to an early end in accordance with the Meytav Agreement.

The Supplementary Financier	shall mean the providers of the Supplementary Financing (as defined in the Meytav Agreement), including Meytav and the Entrepreneur, as and if applicable.

The Entrepreneurs	shall meanYehuda Tsafrir Feigin I.D. No. XXXXXXX, Yissum, and Professor Oded Shoseyov I.D. No. XXXXXXX and each one individually shall be an “Entrepreneur”

The OCS	shall mean the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel.

The R & D Law	shall mean the Law for the Encouragement of Industrial Research and Development, 5744-1984 as amended or supplemented from time to time and all regulations promulgated thereunder.

Permitted Transferee	Shall have the meaning set out in Article 41.

Shareholder	A legal entity or person holding shares in the Company as evidenced by the Register.

The Meytav Agreement	shall mean the agreement executed between the Entrepreneurs and the Meytav dated June , 2004.

Yissum	Yissum – the Company for the Development of Research of The Hebrew University of Jerusalem Ltd., an Israeli private company No. 51-042453-4

Subject to the provisions of the Article, in these Articles, unless the context otherwise requires, expressions defined in the Companies Law, or any modification thereof in force at the date interpretation is necessary, shall have the meanings so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include females, and words importing persons shall include bodies corporate.

Purpose and Objects

2.                                      The object for which the Company is established is to engage in any lawful activity approved by the Company’s Board of Directors.

3.                                      The Company will act according to business considerations for the maximization of its profits.

Limitation of Liability

4.                                      The Company is a company limited in by shares and therefore the liability of each shareholder for the Company’s obligations shall be limited to the payment of the par value of the shares held by such shareholder, subject to the provisions of the Law.

Private Company

5.                                      The Company is a private company and accordingly any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.

6.                                      The number of shareholders for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formally in the employment of the Company were, while in such employment, and have continued after such employment to be, shareholders of the Company) is not to exceed fifty (50), but where two (2) or more persons hold one (1) or more share(s) in the Company jointly, they shall, for the purposes of this paragraph, be treated as a single shareholder;

7.                                      The right of transfer of shares shall be restricted as hereinafter provided.

Share Capital

8.                                      The registered share capital of the Company is one million New Israeli Shekels (NIS 1,000,000) divided into ten million (10,000,000) Ordinary Shares of NIS 0.1 par value each.

9.                                      The holders of the Ordinary Shares shall have the following rights:

9.1.                            to receive notices of meetings of General Meetings;

9.2.                            to attend the Company’s General Meeting and vote thereat, either in person or by proxy;

9.3.                            to receive dividends in such cases where the Board of Directors has lawfully decided to allocate dividends according to Articles 116 to 128;

9.4.                            to participate in the residue of the Company’s assets remaining after liquidation or winding up, according to each share’s part in the total redeemed share capital of the company;

9.5.                            to examine and receive copies of any register, document, report, or account of the Company according to the rights conferred by Law;

9.6.                            any other right conferred upon a Shareholder according to the Law.

Shares

10.                               Without prejudice to any special rights previously conferred by the outstanding shares in the Company, the Company may issue shares with such preferred or deferred rights of redemption or other special rights or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, all such rights to be determined by the Company from time to time.

11.                               If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be modified, abrogated or otherwise dealt with by the Company, with the consent in writing of the holder(s) of three-fourths (3/4) of the issued shares of that class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of that class.

12.                               The provisions of these Articles relating to General Meetings and to the convening thereof and to notices in respect thereof and to resolutions to be passed thereat shall mutatis mutandis apply to every separate General Meeting referred to in Article 11; The provision of Articles 58 and 60 below with regard to a quorum at General Meetings shall apply as well to such separate General Meetings.

13.                               The shares shall be under the control of the Board of Directors, who may allot them or otherwise dispose of them to such persons, on such terms and conditions, and either at a premium or at par, or subject to the provisions of the Law, at a discount and at such times as the Board of Directors may deem fit, and with full power to give to any person the call of any shares either at par or at a premium or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may deem fit, subject to the provisions of these Articles.

13.1.                          Preemptive Right

Each Shareholder of the Company holding 5% or more of the issued and outstanding share capital of the Company shall have the right to participate in issuance of shares by the Company and shall be granted the preemptive right to purchase a number of shares on equal terms of allotment so as to maintain its percentage in the Company (excluding options) provided that such shareholder is not in default of payment due from it with respect to shares held by it and the issuance is not to (i) an employee, consultant, or a director in the framework of an employee stock option plan, or (ii) to a strategic investor approved as such by the Board of Directors.

13.1.1.           Upon a decision by the Board of Directors to raise an investment in the Company and to issue Shares in return to the investor, the Company shall notify its Shareholders holding 5% or more of the issued and outstanding share capital of the Company of the proposed investment, and offer such Shareholder the right to participate in the issuance by virtue of its Preemptive Right.

13.1.2.           A Shareholder who wishes to exercise his Preemptive Right shall do so within 21 days from the date of the notice given to it according to this Section 13.1(b) a Shareholder that responded in the above mentioned manner will participate in the issuance of Shares upon the issuance to the said investor on the same terms and conditions as such investor is investing in the Company. Failure to respond shall be deemed as a decision not to exercise the Preemptive Right.

13.1.3.           Concurrently with the issuance of shares to the said investor, all Shareholders who informed the Company as to their exercise of the Preemptive Right, in the above manner, shall be issued shares to maintain their percentage in the Company following the full payment for those Shares by them.

14.                               If by the conditions of allotment of any share, the whole or any part of the price thereof shall be payable by installments, every such installment shall, when due, be paid to the Company by the registered holder of the share for the time being or from time to time or by his administrators.

15.                               Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof unless ordered otherwise by a Court of competent jurisdiction, or required by statute.

Share Certificates

16.                               The certificates of title to shares shall be issued under the seal of the Company if the same exists and shall bear the signatures of two Directors (or one Director - if at such time there is only one member on the Board of Directors), or of any other person or persons authorized thereto by the Board of Directors.

17.                               Every shareholder shall be entitled to one certificate for all the shares registered in his name, and if the Board of Directors so approves (upon payment of the amount which may from time to time be fixed by the Board of Directors), to several certificates, each for one or more of such shares. Every certificate of shares shall specify the denoting numbers of the shares in respect of which it is issued and may also state the amount paid-up thereon.

18.                               A shareholder wishing to appoint a trustee to hold his shares, shall notify the Company in writing. The Company will, within fourteen (14) days of receipt of such notice, change the Register to reflect the same. Upon registration in the Register, such trustee will be regarded in every respect as a shareholder and shall hold such rights and obligations as the Law and these Articles dictate.

19.                               The certificate of shares registered in the names of two or more persons shall be delivered to the person first named on the register in respect of such co-ownership.

20.                               If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms as to evidence and indemnity, as the Board of Directors thinks fit.

21.                               The company may not issue transferable notes of shares.

Calls

22.                               The Board of Directors may from time to time make such calls as it deems fit upon the shareholders in respect of all moneys unpaid on the shares held by them respectively, and not by the conditions of allotment thereof made payable at fixed times, and each shareholder shall pay the amount of every call so made to him to the persons and at the time and place appointed by the Board of Directors.

23.                               A call may be made payable by installments and/or under other terms, and shall be deemed to have been made when the resolution of the Board of Directors authorizing such call was passed.

24.                               Seven days’ notice of any call shall be given, specifying the time and place of payment, and to whom such shall be paid. Before the time for payment of such call the Board of Directors may, by notice in writing to the shareholders, revoke the same or extend the time for payment thereof.

25.                               If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by installments at fixed times, whether on account of the amount of the share or by way of premium, every such amount or installment shall be payable as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained in respect of such calls shall apply to such amount or to such installment.

26.                               The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

27.                               If the amount of any call or installment is not paid on or before the due date for payment thereof, then the person who is for the time being the owner of the share on which the call was made or the installment became due shall pay interest on the said amount at the maximum rate permissible under the law for the time being, or at such lesser rate as may be fixed by the Board of Directors from time to time and linkage differentials to a foreign currency or other index, as determined by the Board of Directors, all as from the date of payment until the sum is actually paid. The Board of Directors shall, however, be at liberty to waive the payment of interest and/or linkage, wholly or in part.

28.                               If the Board of Directors deems fit, it may receive from any shareholder willing to advance the same, any amounts due on account of all or any of his shares which have not yet been called or in respect of which the date of payment has not yet fallen due, and, unless otherwise agreed with such shareholder, the Board of Directors may pay him interest on all or any of the amounts so advanced, up to the date when same would, if not paid in advance, have fallen due at such rate of interest as may be agreed upon between the Board of Directors and such shareholder, and the Board of Directors may at any time repay any amount so advanced by giving such shareholder a three months’ prior notice in writing.

Forfeiture and Lien

29.                               If any shareholder fails to pay any call or installment or any other payment towards the Company in respect of shareholders’ loan or other financing provided by the shareholders on or before the day appointed for payment of the same, the Board of Directors may at any time thereafter, as long as the said call or installment or payment remains unpaid, serve a notice on such shareholder requiring him to pay the same, together with any interest and Linkage differentials as aforesaid that may have accrued and all expenses that may have been incurred by reason of such non-payment.

30.                               The notice shall name a day (not being less than seven (7) days from the date of the notice) and a place or places on and at which such call or installment and such interest, said linkage differentials and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

31.                               If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls or installments, interest, said linkage differentials and expenses, due in respect thereof, be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

32.                               Any share so forfeited shall be the property of the Company, and the Board of Directors may, subject to the provisions hereof, sell, re-allot and otherwise dispose of the same as it may deem fit. Until such time as such shares are sold or re-allotted, they shall confer no rights upon the Company in accordance with Section 308 of the Law. In selling the aforementioned shares, the Company shall be subject to Article 39.1 below.

33.                               Any shareholder whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, installments, interest and expenses owing upon or in respect of such shares at the time of forfeiture, together with interest and said linkage differentials thereon from the time of forfeiture until payment, at the maximum rate of interest permissible under the law for the time being, and the Board of Directors may enforce the payment of such moneys, or any part thereof, if it so thinks fit, but shall not be under any obligation to do so.

34.                               The Board of Directors may at any time, before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

35.                               The Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder, and upon the proceeds of sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with any other person, to or with the Company, whether the period for the payment fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) on such shares.

36.                               For the purpose of enforcing such lien, the Board of Directors may sell the shares subject thereto in such manner as it thinks fit; but no sale shall be made until the period for the fulfillment or discharge of the debts, liabilities and engagements as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such shareholder, his executors or administrators, and default shall have been made by him or them in the payment, fulfillment or discharge of such debts, liabilities or engagements for seven (7) days after such notice.

37.                               The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of the debts, liabilities or engagements of such shareholder (including debts, liabilities and engagements which have not yet fallen due for payment or satisfaction) and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

38.                               Upon any sale after forfeiture or for enforcing a lien in exercise of the powers herein before given, the Board of Directors may appoint some person to execute an instrument of transfer of the shares sold and cause the purchaser’s name to be entered in the register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only against the Company exclusively.

Transfer and Transmission

39.                               Subject to Articles 40 and 41 below, any transfer of shares in the Company shall be subject to the following provisions:

39.1.                     Right of First Refusal

In every sale or transfer, voluntary or involuntary, of shares in the Company, the selling or transferring shareholder (hereinafter the “Offeror”) shall be obligated to offer such shares first to the other Shareholders under identical terms and as specified herein below.

A transfer of shares in the Company shall not be permitted except subject to the obligation of the transferee to fulfill all of the transferor’s obligations according to Article 39.1 to 39.8, inclusive.

39.2.                     Notice of Offer

The Offeror shall send a written offer (hereinafter: “Notice of Offer”) to the other Shareholders (hereinafter the “Offerees”), which shall include the following details: the identity of the proposed transferee (the “Buyer”), the number of shares for sale or transfer (hereinafter the “Offered Shares”), the price of the Offered Shares which shall be paid by the Buyer, the terms of payment and credit, and any other material term related to the sale or transfer.

39.3.                     Notice of Purchase

The Offeree may notify the Offeror in writing, with a copy to the Company, within 21 days of receipt of the Notice of Offer, of his desire to purchase the Offered Shares at the price and under the terms set in the Notice of Offer (hereinafter: “Purchase Notice”).

39.4.                     A Purchase Notice to purchase the entire quantity of the Offered Shares:

If Purchase Notices have been received for a total number of shares equal to the number of all the Offered Shares, the contract between the parties shall be created and the Offeree must purchase the number of shares indicated in the Purchase Notice submitted by him, and the Offeror must sell them to him.

39.5.                     Offers for a quantity less than the offered quantity:

If Purchase Notices are received regarding a total number of shares that is less than the quantity of the Offered Shares, it shall be deemed a lack of response as specified in Article 39.8 below; however, the Offeror may, at his sole discretion, sell the Offeree the number of for which Purchase Notices has been received in accordance with Article 39.7 below.

39.6.                     A Purchase Notice to purchase a quantity greater than the Offered Shares:

If Purchase Notices have been received for a total number of shares which is greater than the number of all the Offered Shares, each Offeree shall only be entitled to purchase such portion of the Offered Shares to be determined according to each Offeree’s pro-rata share in the Company’s issued and paid up capital, but not exceeding the number of shares indicated in his Purchase Notice (and any excess shares, if any, shall be allocated among the Offeree’s who have not received all the shares they indicated in the Purchase Notice submitted by them, pro rata to the number of shares so indicated).

39.7.                     Acquisition Notice:

In the event of an offer to acquire the entire quantity of the Shares Offered, or in the event that the Offeror decides as aforesaid in Article 39.5 that he wishes to sell to the Offeree only part of the shares, the Offeror shall send, within seven (7) days from the last date for submitting Purchase Notice, a notice to the Offeree (hereinafter: “Acquisition Notice”), which will indicate that the Purchase Notice has been received and which will specify the number of shares that will be acquired by the Offeree and the amount that the Offeree has to pay the Offeror.

39.8.                     Lack of response:

If by the end of the 21-day period for giving a Purchase Notice no Purchase Notices have been received or in the event that Purchase Notices are received regarding a total number of shares that is less than the quantity of the Offered Shares, then the Offeror will be free, during the following 90 days, to sell the Offered Shares to the Buyer at a price that shall not be less than the price indicated in the Notice of Offer and under terms identical to those specified in the Notice of Offer. The Company shall give its consent to the transfer subject to the provisions of Article 40 below.

40.                               Restrictions on Transfer

40.1.                     Notwithstanding the foregoing the following transactions shall require the approval of the Board of Directors which may be given or refused in its sole discretion:

40.1.1.           A transfer to a competitor of the Company.

40.1.2.           A transfer to an entity which has been convicted, or any of the directors of which have been convicted, of criminal offenses of moral turpitude, or there is a concern that an action of said character will be filed against them.

40.2.                     During the Incubator Period, any transfer by the Supplementary Financier(s) shall require Meytav’s prior written approval. In addition, During the Incubator Period, any transfer by Meytav or any of the Entrepreneurs shall require the prior written consent of Meytav and the other Entrepreneurs, as the case may be.

40.3.                     The provision concerning first refusal rights shall apply to every transfer of shares in the Company including a gift or testamentary disposition or a sale by a receiver or liquidator or trustee in bankruptcy.

The provision concerning first refusal rights shall also apply to a transfer of shares from the transferee to additional transferees.

41.                               Exceptions to the Duty to Offer

Notwithstanding the aforesaid, there shall be no restriction upon the transfer of shares in each of the following instances, provided that the transferee (a “Permitted Transferee”) is not competing with the Company business and subject to the transferee’s agreeing to be bound by any written agreement with other Shareholders which binds the transferor:

41.1.1.           A transfer to a corporation in which the transferor holds over 76% of the voting rights and/or the right to appoint not less than 76% of the directors.

41.1.2.           A transfer to a corporation in which 76% of the transferor’s shareholders hold 76% of the shares or 76% of the rights to the appoint directors.

41.1.3.           A transfer of shares to (i) officers or shareholders of Meytav (ii) a corporation in which Meytav’s officers or shareholders hold 100% of the shares or 100% of the rights to the appoint directors, so long as such transfer will not prejudice the rights of the Entrpreneurs under the Meytav Agreement.

41.1.4.           If the shares are held by an individual, a transfer to a relative of the individual as defined in Section 76 of the Income Tax Ordinance.

41.1.5.           Transfer of shares by Meytav to a person or entity providing Supplementary Financing to the Company.

41.1.6.           Transfers required by Meytav in accordance with the Rules and Regulations (as defined in the Meytav Agreement).

In every instance of a transfer as aforesaid the transferee shall be entitled to transfer the shares back to the transferor.

42.                               Co-Sale

42.1                        Notwithstanding the above, in the event that an any shareholder (the “Vendor”) shall desire to sell any of his shares in the Company to a third party, during the period commencing at the end of the Incubator Period and ending two (2) years thereafter, all the other shareholders of the Company (the “Other Holders”) shall be entitled to participate in such sale, according to the following procedure:

(a)                                 The Vendor shall so notify the Other Holders describing in such notification the identity of the proposed purchaser and the material terms of such proposed sale. Upon receipt of such notice, each Other Holder shall have the right to exercise the option contained in Article 42.1(b) below.

(b)                                 Each of the Other Holders shall have the option, exercisable by written notice to the Vendor, within twenty (20) days after receipt of the notice described in Article 42.1(a) above, to require the Vendor to provide as part of his proposed sale that each of the Other Holders be given the right to participate, on the same terms and conditions as the Vendor, in the sale pro rata in proportion to the respective numbers of shares owned at such time by the Other Holders who participate in the proposed sale. If any Other Holder shall not respond to such notice in the specified time frame, it shall be deemed a refusal to participate in such sale.

The Vendor will not sell shares in the Company which are subject to restrictions set forth in this Article 42, if the Other Holders cannot sell their shares in such transaction in accordance with this Article 42.1(b), unless the holders of the a majority of the Other Holders waive such right in writing.

(c)                                  Notwithstanding the aforementioned in this Article 42 and Article 43 hereof, in the event that the Vendor sells, or agrees to sell, shares of the Company in one transaction or in a series of transactions which result in the change in control of the Company (“Change of Control Transaction”), the Other Holder shall have the right to participate in such transaction and to sell all their shares in the Company in the framework and under identical terms and conditions of that same transaction. A Change of Control Transaction shall mean any transaction pursuant to which a person or an entity which is not a shareholder of the Company and which is not an affiliate of a shareholder or which is not a Permitted Transferee (“Purchaser”) shall acquire more than fifty percent (50%) of the issued and outstanding shares of the Company. In the event that the Purchaser shall refuse to purchase all of the Other Holders shares, then the Vendor shall not enter into a Change of Control Transaction in which the Other Holders cannot sell all their shares, unless the majority of the Other Holders waive such right in writing. The following procedure shall apply to a Change of Control Transaction:

(i)                                     The Vendor shall notify the Other Holders of a Change of Control Transaction describing in such notification the identity of the proposed purchaser and the material terms of such proposed sale.

(ii)                                  Each of the Other Holders shall have the option, exercisable by written notice to the Vendor, within ten (10) days after receipt of the notice described in Article 42.1(i) above, to require the Vendor to provide as part of its proposed sale that each of the Other

Holders be given the right to sell all shares in the Company held by such Other Holders in the proposed sale. If any Other Holders has not responded to such notice in the specified time frame, it shall be deemed to be a waiver of its right to participate in such sale.

(d)                                 In the event that an Vendor should sell any shares in contravention of this Article 42 (a “Prohibited Transfer”) such Prohibited Transfer shall be null and void and the Board of Directors shall not effect any transfer of shares which constitutes a Prohibited Transfer.

(e)                                  The provisions of this Article 42 shall terminate, with respect to the Vendor, upon the earliest of (a) the initial public offering of the Company, (b) the 4th anniversary of the incorporation of the Company. For clarification purposes the parties agree that the restriction on the sale or transfer of shares set forth in this Articles shall apply, mutatis mutandis, to any sale or transfer of shares in or any other company through which the Vendor holds shares in the Company.

(f)                                   Notwithstanding anything to the contrary in this Article 42, the provisions of this Article 42 will not apply to the transfer of shares to a Permitted Transferee of the transferor.

43.                               Bring Along Rights

Prior to the initial public offering of the Company, in the event that the shareholders of the Company holding together more than two thirds of the voting power of the Company accept an offer to sell all of their shares to a third party, and such sale is conditioned upon the sale of all remaining shares of the Company to such third party, all other shareholders shall be required to sell their shares in such transaction on the same terms and conditions.

44.                               No transfer of shares shall be registered unless a proper instrument of transfer has been submitted to the Company, coupled with the certificate for the shares to be transferred, and any other evidence as the Board of Directors may reasonably require of the title of the transferor to transfer his shares. As long as the transferee is not registered in the Register in respect of the shares transferred to him, the rights and obligations of the registered owner of the shares shall in no way be affected by the attempt to transfer.

45.                               The Instrument of transfer of any share shall be in writing substantially in the following form or in any other form declared by the Board of Directors of the Company and shall be signed by the transferor and transferee, or a representative thereof:

I, the undersigned, of                             , in consideration of the sum of NIS           paid to me by                               of                           (hereinafter called the “Said Transferee”) do hereby transfer to the Said Transferee             Ordinary Shares in                          Ltd., to hold unto the Said Transferee, executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution thereof, and I, the Said Transferee, do hereby agree to take the said share (or shares) subject to the above mentioned conditions.

As witness our hands the        day of                       ,

Witness to the Signatures:                            .

46.                               The Board of Directors may suspend the registration of transfers during the fourteen (14) days immediately preceding the forthcoming General Meeting. Such decision shall be in effect provided shareholders were notified thereof at least thirty (30) days before the aforesaid General Meeting.

47.                               The executors and administrators of a deceased sole holder of a share, or, if there are no executors or administrators, the persons beneficially entitled as heirs of a deceased sole holder, shall be the only persons entitled to be recognized by the Company as having any title to the share. Notwithstanding, such entitled persons must apply to be registered in the Company’s register of shareholders, and all rights and benefits conferred upon shareholders shall apply only after such registration is complete.

48.                               The Company may recognize the receiver or liquidator of any shareholder in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of a bankrupt shareholder as being entitled to the shares registered in the name of such shareholder.

49.                               The Company may, by Special Resolution

49.1.                     consolidate and divide its share capital into shares of larger amount than its existing shares;

49.2.                     divide, by sub-division of its existing shares, or any of them, the whole or any part of its share capital into shares of smaller amount than is fixed by Article 8 above.

49.3.                     cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person;

49.4.                     reduce its share capital in any manner and with and subject to any incident authorized, and consent required, by law.

Borrowing Powers

50.                               The Board of Directors may from time to time, at its discretion, borrow or secure the payment of any sums of money for the purposes of or in connection with Company’s affairs.

51.                               The Directors may raise or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, of other securities on the undertaking of the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.

General Meetings

52.                               An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last Annual General Meeting) and at such time and place as the Board of Directors may fix.

53.                               All General Meetings, other than Annual General Meeting, shall be called “Extraordinary General Meetings”. The Board of Directors may, whenever it deems fit, convene an Extraordinary General Meeting, and shall be obligated to do so upon a request in writing in accordance with Section 63 of the Law.

54.                               All General Meetings shall be convened by the Board of Directors alone, upon its discretion or upon demand of a person or persons empowered to do so by the Law. A notice of the General Meeting shall be sent by the Board of Directors according to Articles 132 to 136 to all registered Shareholders not less than seven (7) days before the General Meeting is to take place.

55.                               A notice of a General Meeting to be convened shall include the date, time and place of the General Meeting, as well as an outline of the matters to be discussed and the votes to be taken at the Meeting.

56.                               Any resolution in writing signed by all shareholders of the Company entitled to vote at General Meetings or to which all said shareholders have given their written consent, by letter, or fax or telegram or telex or electronic mail or by other media, shall be deemed to have been unanimously adopted by a meeting duly convened and held.

Proceedings at General Meetings

57.                               No business shall be transacted at a General Meeting unless the requisite quorum is present at the commencement of the business, and no resolution shall be passed unless the requisite quorum is present when the resolution is voted upon.

58.                               Save as herein otherwise provided, a quorum shall be formed when there are present personally or by proxy, two or more shareholders holding between them 51% of the voting power of the of the Company.

59.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be postponed to the same day, time and place one week following. At such postponed meeting a quorum shall be formed according to Article 58 above.

60.                               If a delayed General Meeting is convened according to Article 61 below, and a quorum is not present within half an hour of the announced time, the Meeting shall commence with any number of shareholders present, and all resolutions adopted shall be deemed binding upon the Company as if a legal quorum was present, provided that such resolutions were in accord with the outline of matters to be discussed, included in the notification sent to the shareholders according to Article 55 above.

61.                               The Chairman of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman or if at any meeting he is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall choose someone of their number to be Chairman. The Chairman of any General Meeting of the Company shall not be entitled to a second or casting vote.

62.                               Ordinary resolutions shall be adopted if approved by the holder(s) of a majority of shares held by the Shareholder(s) present at the General Meeting whether personally or by proxy.

63.                               Special Resolutions shall be adopted if approved by the holder(s) of 75% (seventy five percent) of the shares held by the Shareholder(s) present at the General Meeting whether personally or by proxy.

64.                               Every question submitted to a General Meeting will be decided by poll.

65.                               A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book of proceedings of the Company, shall be prima-facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

66.                               The Chairman of a General Meeting may adjourn the same from time to time and from place to place, and the Chairman shall do so if the meeting so demands; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. A notice of the adjournment and of the matters to be included in the agenda of the adjourned meeting shall be given to all shareholders entitled to receive notices of General Meetings.

Votes of Shareholders

67.                               Every shareholder, present in person or by proxy, shall upon a poll, have such number of votes equal to the aggregate number of shares it holds, in the class to which his shares belong.

68.                               A corporation being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person it deems fit to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of the corporation which he represents all the powers which the corporation could have exercised if it were an individual shareholder.

69.                               Shareholders may vote either personally or by proxy, or, if the shareholder is a corporation, by a representative pursuant to Article 71 or by a duly authorized proxy.

70.                               A shareholder wishing to appoint a proxy for the sole purpose of voting in his place at a General Meeting, may do so. The instrument appointing such a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation by a duly authorized representative in the following form or in any other form which may be approved by the Board of Directors of the Company:

I,                                of                         being a shareholder of                                Ltd. , hereby appoint of as my proxy to vote for me and on my behalf at the (annual or extraordinary as the case may be) General Meeting of the Company to be held on the        day of              ,                and at any adjournment thereof.Signed this                day of                ,              .

The appointment may be by facsimile transmission.

71.                               In case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; for this purpose seniority shall be determined by the order in which the names stand in the Register.

72.                               No shareholder shall be entitled to vote at any General Meeting unless all calls or other sums then payable by him in respect of his voting shares in the Company have been paid

73.                               The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarized copy of that power or authority shall be deposited at the registered office of the Company not less than twenty four (24) hours before the time for holding the meeting at which the person named in the instrument proposes to vote. The chairman of the meeting shall be entitled to waive such requirement of deposit of twenty four hours before the meeting at his sole discretion.

74.                               A vote given in accordance with the terms of an instrument of appointment of attorney or proxy shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer shall have been received at the office or by the Chairman of the meeting before the vote is given.

The Board of Directors

75.                               75.1                        The number of members of the Board of Directors of the Company shall be not less than three (3) and not more than six (6) members, but during the Incubator Period the number of directors shall not exceed three (3) unless approved by Meytav and the Entrepreneurs.

75.2                        The directors of the Company will be nominated as follows:

75.2.1  For as long as the Entrepreneurs own in the aggregate, 15% of the outstanding shares of the Company, they shall be entitled to appoint a director of the Company.; and one non-voting observer who will be notified of all board meetings reasonably in advance and shall receive all preparatory materials, documents, presentations and minutes etc.; and

75.2.2  During the Incubator Period and after the Incubator Period and as long as Meytav owns at least 50% of the issued and outstanding shares of the Company, Meytav shall have the right to nominate all the other directors and for as long as Meytav owns at least 15% of the outstanding shares of the Company, Meytav shall be entitled to appoint one director.

76.                               Appointment or removal of a director shall be made by written notice to the Company signed by the Shareholder(s) entitled to appoint or remove a director according to Article 75.

77.                               Subject to the Law, a Director may appoint in writing, at any time, any person to act as a substitute director in his stead at any meeting or meetings of the directors at which that director is unable to be present. Any director so appointed shall be entitled to exercise all the powers and authorities of the director who appointed him, and shall comply with all the duties imposed on that director. Such appointment may be by facsimile transmission.

78.                               A person who has ceased to be a member of the Board of Directors shall be eligible for re-appointment.

79.                               If any member of the Board of Directors is not appointed, or if the office of a member of the Board of Directors is vacated, the continuing members of the Board of Directors may, as long as their number does not fall below the quorum, act in every matter. If the number of Directors falls below quorum, they shall not act except in emergency.

80.                               The office of a member of the Board of Directors shall, ipso facto, be vacated upon the happening of any of the following events:

80.1.                     Upon his death, or, if the Director is a Company, upon its winding-up;

80.2.                     If he be found lunatic or become of unsound mind by a legally authorized institution;

80.3.                     If he becomes bankrupt;

80.4.                     If he resigns his office by notice in writing to the Company Article 82 below and 83 below;

80.5.                     If he is found guilty by a court of law, of crimes according to Section 232 of the Law.

80.6.                     If an authorized court orders his office vacated, according to Section 233 of the Law.

81.                               [Reserved].

82.                               A Director wishing to resign from his office will notify the Chairman of the Board of Directors. Shall the Chairman himself wish to resign from his office, he shall notify all other directors. Such notifications shall be in writing, and come into effect on the day of the actual receipt of such notice by the Company.

83.                               A member of the Board of Directors shall not be required to hold any qualification share.

84.                               No member of the Board of Directors shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any member of the Board of

Directors shall be in any way interested, be avoided, nor shall any member of the Board of Directors be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such member of the Board of Directors holding that office or of the fiduciary relations thereby established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Board of Directors after the acquisition of his interest.

85.                               The members of the Board of Directors and their substitutes, if any, shall not be paid remuneration or fees out of the funds of the Company unless the General Meeting so decides and at the rate determined by the General Meeting but may be reimbursed for expenses.

Proceedings of the Board of Directors

86.                               The Board of Directors may meet together, upon at least three (3) days prior written notice, and adjourn their meetings and otherwise regulate their meetings and proceedings as they think fit. A director shall be entitled to waive this notice requirement. His attendance at a meeting of the Board of Directors shall itself constitute such a waiver.

87.                               No business shall be transacted at any meeting of the Board of Directors unless a notice of the meeting has been given to all directors in accordance with Article 86 (or waived in writing by all directors), and a quorum of directors is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be formed when there are present a majority of the directors of the Company including the director nominated by Meytav (unless such director has waived his right to be present by a written notice).

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be postponed to a date not earlier then 14 days from the original date and written notice shall be given to the absent directors of such postponed meeting. At such postponed meeting, a quorum shall be formed with the attendance of at least a majority of the directors then in office or such other number of directors as may be determined from time to time by the shareholders in general meetings. Notwithstanding anything contained in Article 86 to the contrary, in the event the director appointed by Meytav has been duly notified of this meeting of the Board of Directors, but has failed to attend for no reasonable reason, then such an absence shall not impair the quorum requirements for the convening of the Board of Directors and the meeting shall be deemed duly convened.

88.                               No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present at the commencement of the meeting, and no resolution shall be adopted unless the requisite quorum is present when the resolution is voted upon.

89.                               The Board of Directors may from time to time elect one of its members to be Chairman of the Board of Directors, remove such Chairman from office and appoint another in his place, provided that during the entire Incubator Period the Chairman of the Board of Directors shall be a director nominated by Meytav.

90.                               The Chairman of the Board of Directors shall take the chair at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time appointed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to the Chairman of such meeting. Such chairman shall have no second or casting vote.

91.                               A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion by or under the regulations of the Company for the time being vested in or exercisable by the Board of Directors generally.

92.                               Resolutions proposed at any meeting of the Board of Directors shall be deemed adopted if passed by a majority of the members of the Board of Directors present and voting at the meeting.

93.                               A resolution in writing signed by all members of the Board of Directors or to which all members of the Board of Directors have agreed in writing or fax or by cable or telex or electronic mail shall be as valid and effective for all purposes as if passed at a meeting of the Board of Directors duly convened and held.

94.                               Meetings of the Board of Directors may be held through computer network, telephone, radio or any other media of communication, enabling the Directors to communicate with each other and hear each other simultaneously, in the presence of all of them, provided due prior notice detailing the time and manner of holding a given meeting is served (orally or otherwise) upon all the Directors. Any resolution adopted by the Directors in such a meeting will immediately be recorded in writing and signed by the Chairman of the Board of Directors or the Chairman of the meeting, and shall be valid as if adopted at a meeting of the Board of Directors duly convened and held.

95.                               The Board of Directors may for any special matter delegate any of its powers to committees consisting of one or several members, whether or not such members are Directors, as the Board of Directors may deem fit, and it may from time to time revoke such delegation. Any Committee so formed (in these Articles referred to as “a Committee of the Board of Directors”) shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors, consisting of two (2) or more members, shall be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as the same is applicable thereto, and so far as not superseded by any regulation made by the Board of Directors under this Article.

96.                               Notwithstanding Article 95 above, no Committee of the Board of Directors shall be authorized to exercise powers in the following matters:

96.1.                     Determining general Company policy;

96.2.                     Deciding upon distribution of equity to the Company’s shareholders, whether by allocation of dividends or any other method, except for following specific guidelines decided upon by the Board of Directors itself;

96.3.                     Determining the Board of Directors’ opinion on matters pertaining to a Special Tender Offer according to Sections 328-329 of the Law;

96.4.                     The issuing of shares or securities convertible to shares;

96.5.                     Approval of the Company’s financial reports;

97.                               All acts done at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person acting as a Director, shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of such Directors or members of a Committee of the Board of Directors or person acting as aforesaid or any of them, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or a member of such Committee of the Board of Directors.

Powers of the Board of Directors

98.                               The management of the business of the Company shall be vested in the Board of Directors, and the Board of Directors may exercise all such powers and do all such acts and things as the Company is, by its Articles of Association or under the Law, authorized to exercise and do, and are not hereby or by statute directed or required to be exercised or done by the Company in General Meeting, but subject, nevertheless, to the provisions of the Law, and of these presents and any regulations or resolution not being inconsistent with these presents made from time to time by the Company in General Meeting; provided that no such regulation or resolution shall invalidate any prior act done by or pursuant to the directions of the Board of Directors which would have been valid if such regulation or resolution had not been made.

99.                               Notwithstanding anything in these Articles, during the Incubator Period, the following matters shall be subject to the affirmative vote of the director nominated by Meytav or if the issue is presented before the shareholders meeting to the affirmative vote of Meytav in its capacity as a shareholder (i) during the Incubator Period and (ii) thereafter as long as Meytav holds at least 20% of the outstanding shares of the Company:

99.1.                     the engagement of the Company with any Entrepreneur and/or altering or terminating such engagement and/or any waiver of an material obligation of any Entrepreneur or any of the Company’s employees to the Company;

99.2.                     the engagement of the Company in any substantial new business activities, or any change in its present business areas;

99.3.                     sale, transfer, lease or other disposition of the Company’s assets or rights, other than in the ordinary course of business;

99.4.                     the sale and/or other disposition of the all of the Company’s rights to the Product (as defined in the Meytav Agreement) and or in any other property (including know-how) and/or any material right of the Company;

99.5.                     the issuance and/or transfer of shares of the Company and the issuance of options or other securities by the Company;

99.6.                     determination of the employees, consultants and service providers entitled to receive shares and options pursuant to the Company’s share option plan;

99.7.                     any matter related to the obligations of the Company to the OCS and/or Meytav;

99.8.                     any matter related to loans given to the Company and/or any loan or guarantee given by the Company to any third party;

99.9.                     nomination, termination and determination of terms of employment of the Company’s CEO, CFO, CTO and business manager/business development director;

99.10.              determination of and any change to the Company’s signature rights;

99.11.              any transaction of the Company not in the ordinary course of business, including the grant of any rights in the Company’s intellectual property not in the ordinary course of business;

99.12.              any “interested party” transaction (as defined in the Law);

99.13.              any encumbrance, charge or pledge on any of the Company’s assets;

99.14.              the establishment of, or acquisition of shares or any other interest in, a company, partnership or any other form of legal entity;

99.15.              appointment and removal of the Company’s auditors and legal counsel.

99A.                      Notwithstanding anything to the contrary in these Articles, the following matters shall be subject to the affirmative vote of the director nominated by Yissum or if the issue is presented before the shareholders meeting to the affirmative vote of Yissum in its capacity as shareholder (i) during the

Incubator Period and (ii) thereafter as long as Yissum holds at least 20% of the outstanding shares of the Company:

99A.1               the engagement of the Company in any substantial new business activities, or any change in its present business areas;

99A.2               the issuance and/or transfer of shares of the Company and the issuance of options or other securities by the Company;

99A.3               nomination, termination and determination of terms of employment of the Company’s CEO, CFO, and business manager/business development director

100.                        Notwithstanding anything to the contrary, the Board of Directors shall not be subject to any of the provisions stipulated in Article 99 above, in the event of a postponed meeting which the Director appointed by Meytav has failed to attend the meeting for no fair reason.

Local Management

101.                        The Board of Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether in Israel or abroad, in such manner as it thinks fit, and the provisions contained in the next following Article shall be without prejudice to the general powers conferred by this Article on the Board of Directors.

102.                        The Board of Directors may from time to time and at any time, establish any local board or agency for managing any of the affairs of the Company in any such specified Locality, any may appoint any person to be a member of such local board, or any manger or agent, and may fix their remuneration. The Board of Directors may from time to time and at any time, delegate to any person so appointed any of the powers, authorities and discretion for the time being of any such local board to continue in his office notwithstanding any vacancy which may occur, and any such appointment or delegation may be made on such terms and subject to such conditions as the Board of Directors may think fit, and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation.

Managing Directors and General Managers

103.                        The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Managing Director or General Manager of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold office, and may from time to time (subject to any provisions of any contract between him or them and the Company) dismiss him or them from office and appoint another or others in his or their place or places.

104.                        The remuneration of a Managing Director or Director General shall from time to time (subject to any contract between him and the Company) be fixed by the Board of Directors.

105.                        The Board of Directors may from time to time entrust to and confer upon a Managing Director or a General Manager for the time being such of the powers exercisable under these presents by the Board of Directors as it may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as it thinks expedient; and it may confer such powers, either collectively with, or to the exclusion of, and in substitution for, all or any of the powers of the Board of Directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers, all as the Board of Directors may, from time to time, deem fit.

106.                        The general provisions in Article 104 shall not be construed in any way as allowing the powers detailed in Section 92(a) of the Law to be conferred upon a Managing Director or a General Manager, as the case may be.

Minutes

107.                        The Board of Directors shall cause minutes to be duly entered in books provided for that purpose and which will also include:

107.1.              the names of the Directors present at each meeting of the Board of Directors and of any committee of the Board of Directors;

107.2.              the names of the shareholders present at each General Meeting, whether in person, by trustee, or by proxy;

107.3.              all directions given by the Board of Directors to any Committee of the Board of Directors;

107.4.              all resolutions of General Meetings and of meetings of the Board of Directors and Committees of the Board of Directors.

108.                        Any minutes as aforesaid of a meeting of the Board of Directors, of a meeting of a Committee of the Board of Directors or of a General Meeting of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting or by the Chairman of such General Meeting, shall be accepted as prima facie evidence of the matters therein recorded.

Branch Registers

109.                        The Company may keep branch registers in any place outside of Israel, as the Board of Directors may deem fit, and, subject to the Requirements of the Law,

the Board of Directors may from time to time make and alter such regulations as it may deem fit in connection with the keeping of such branch registers.

The Stamp and the Right of Signature

110.                        The Company shall have at least one rubber stamp, and the Board of Directors shall provide for the safe custody of such rubber stamp.

111.                        The Board of Directors shall be entitled to authorize (and revoke such authorization) any person or persons (even if he or they is or are not Director(s) of the Company) to act and sign on behalf of the Company in any given case or as general authority with or without limitations, all as may be determined from time to time by the Board of Directors, and the acts and signatures of such person or persons on behalf of the Company shall bind the Company insofar as such person or persons acted and signed within his or their powers as aforesaid. Any authorization granted by virtue of this Article, shall not be construed in any way to grant powers in matters detailed in Section 92(a) of the Law.

112.                        The Company may exercise the powers conferred by Article 110 hereof with regard to having a rubber stamp for use abroad, and such powers shall be vested in the Board of Directors.

The Secretary, Officers, and Attorneys

113.                        The Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, personnel, agents and servants, for fixed, provisional or special duties, as the Board of Directors may from time to time deem fit, and may from time to time, in its discretion, suspend the service of any one or more of such persons.

114.                        The Board of Directors may determine the powers and duties, as well as the salaries and emoluments, of such persons, and may demand security in such cases and at such amounts as it deems fit.

115.                        The Board of Directors may from time to time, and at any time, by power of attorney, appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the Attorney or Attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Board of Directors under these Articles), and for such period and subject to such conditions as it thinks fit, and any such power of attorney may such provisions for the protection and convenience of persons dealing with any such Attorney as the Board of Directors may think fit, and may also authorize any such Attorney to delegate all or any of the powers, authorities and discretion vested in him.

Dividends and Reserve Fund

116.                        The Board of Directors may, before recommending any dividend, set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board of Directors shall, in its absolute discretion, think conducive to the interests of the Company; and may invest the several sums so set aside upon such investments (other than shares of the Company) as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it thinks fit, and employ the reserve fund or any part thereof in the business of the Company, and without being bound to keep the same separate from the other assets.

117.                        Subject to the rights of holders of shares with special rights as to dividends (if there are any) and subject to the provisions of these articles as to the reserve fund, dividends shall be paid to the shareholders of issued, outstanding and fully paid-up shares proportionately, as the proportion of the number of their issued, outstanding and fully paid-up shares to the total number of issued, outstanding and fully paid-up shares in the Company as of the time of the payment of the dividend, on pro rata basis.

118.                        The Company in- General Meeting may declare a dividend to be paid to the shareholders according to their rights and interests in the profits, and may fix the time for payment; no dividend shall exceed the amount recommended by the Board of Directors, but the Company, in General Meeting, may declare a smaller dividend.

119.                        The Board of Directors may from time to time pay to the shareholders such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. Any such interim dividend shall be subject to the provisions outlined above with regard to dividends in general.

120.                        A General Meeting declaring a dividend may resolve that such dividend be paid, wholly or partly, by the distribution of specific assets, and, in particular, by distribution of paid up shares, debentures, or debenture stock of the Company, or paid-up shares, debentures, or debenture stock of any other Company, or in any one or more of such ways.

121.                        Without limiting other means of allocation, as defined in Section 1 of the Law, the Company is hereby authorized to acquire its own stock directly or through other companies in which it holds stock, subject to. Sections 308-309 of the Law. Any such purchase of shares shall be offered to all shareholders alike, pro rata to the number of issued, outstanding, and paid up shares they hold. Shall the Board of Directors deem necessary, they may, in a duly announced and noted decision by majority vote, decide to purchase shares from any one or number of shareholders to the exclusion of all others, provided the names of the shareholders whom the Company shall buy shares from, and the amount of shares to be bought, are brought to the attention of the shareholders at the General Meeting approving such allocation.

122.                        For the purpose of the company acquiring its own shares according to Article 122, the limitations set out above on the transfer of shares in the Company in Articles 39 to 42 shall not apply.

123.                        No dividend or other form of allocation to shareholders shall be paid otherwise than out of the profits of the Company as defined in Section 302 of the Law, and no dividend shall carry interest as against the Company.

124.                        Any General Meeting may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized.

125.                        For the purpose of giving effect to any resolution under the two (2) last preceding Articles, the Board of Directors may settle any difficulty which may arise in to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific asset, and may determine that cash payments shall be made to any shareholder upon the footing of the value so fixed, or that fractions of value less than NIS 1 - (one New Israeli Shekel) may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund, and such appointment shall be effective.

126.                        The Board of Directors may deduct from any dividend, bonus or other amount to be paid in respect of shares held by any shareholder, whether alone or together with another shareholder, any sum or sums due from him and payable by him alone or together with any other person to the Company on account of calls or the like.

127.                        If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend payable on the share.

128.                        Article 123 notwithstanding, the Company is authorized to ask an authorized Court of Law to allow an allocation even beyond such determined profits, according to Section 303 of the Law.

Books of Account

129.                        The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Law, or any modification thereof for the time being in force. The books of account shall be kept at the registered office of the Company, and at any place or places, as the Board of Directors may deem fit, and they shall always be open to inspection by members of the Board of Directors. No member not being a member of the Board of Directors, shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Board of Directors or by the Company in General Meeting.

Accounts and Audits

130.                        Once at least in every year the account of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by the Auditor appointed in accordance with Section 154 of the Law.

131.                        The appointment, authorities, rights, salaries and duties of the auditor or auditors shall be regulated by the law in force for the time being.

Notices

132.                        A notice may be given by the Company to any shareholder, either personally or by letter, or telegram, or telex, or fax, or electronic mail or by any other medium, provided that the address, telephone number, or other means of addressing relevant, shall be entered in the Register. Any notice shall be deemed as properly received, 72 hours after being sent by registered mail to the address noted in the Register.

133.                        Article 132 notwithstanding, any notice actually received by a shareholder shall be deemed as duly sent and received, regardless of the method of delivery and the details of addressing employed.

134.                        A notice may be given by the Company to the joint holders of a share by giving notice to the joint holders named first in the register in respect of the share.

135.                        Notice of every General Meeting shall be given in any manner herein before authorized to all holders of share and to every person entitled to a share in consequence of death or bankruptcy or winding-up, would have been entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of General Meetings.

136.                        A notice shall be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or winding-up of a shareholder by sending it through the post in a prepaid letter addressed to them by name, or by the title of the representatives of the deceased, or trustee of the bankrupt or liquidator, or by any like description, at the address, if any, in Israel or abroad, supplied for the purpose by the person claiming to be so entitled, or - until such address has been so supplied - by giving the notice in any manner in which the same might have been given if the death, bankruptcy or winding-up had not occurred.

Insurance and Indemnity

137.                        The Company is authorized to the fullest extent permitted by the Law, as may be amended or supplemented in the future to:

137.1.              procure directors’ and officers’ liability insurance for the following:

137.1.1.                            breach of duty or care by any Officer owed to the Company or any other person; and

137.1.2.                            breach of fiduciary duty by any Officer owed to the Company to the extent that such Officer acted in good faith and had a reasonable basis to assume that the action would not prejudice the Company; and

137.1.3.                            any financial liability imposed on any Officer for the benefit of a third party as a result of an act or omission such Officer committed as an Officer of the Company; and

137.2.              indemnify its Officers for the following:

137.2.1.                            any financial liability imposed on any Officer for the benefit of a third party by a judgment, including a settlement or arbitration decision certified by the court, as a result of an act or omission that such Officer committed as an Officer of the Company; and

137.2.2.                            reasonable litigation expenses including legal fees incurred by the Officer or which he is obliged to pay by court order for:

137.22.1.                     a proceeding brought against him by the Company, on its behalf or by a third party, or

137.2.2.2.                  a criminal proceeding in which he is acquitted, or found guilty if the crime is defined as not necessitating criminal intent, provided that any such proceeding related to an act or omission that such Officer committed as an Officer of the Company; and

138.                        procure insurance for or indemnify any employee who is not an Officer with respect to any of the matters set forth in 137.1 and 137.2. The Company is authorized to exempt any or all Officer from liability due to his breach of duty of care owed to the Company.

Mergers

139.                        The Company is hereby authorized to merge with any other company or companies, subject to requirements by Law.

140.                        Article 139 notwithstanding, the company may limit or prohibit its power to merge, by resolution in a General Meeting or by contract with a third party, and no agreement of merger shall be binding which is contrary to such limitation.

Winding-Up

141.                        If the Company be wound up, the assets available for distribution among the shareholders as such shall be distributed among the shareholders in proportion to the capital paid-up, which ought to have been paid-up at the commencement of the winding-up on the shares held by them.

142.                        A resolution to liquidate the Company (as a voluntary liquidation) shall be carried, only if a unanimous resolution is passed to that effect at a General Meeting thereof.

[Translation from Hebrew]

APPENDIX C

Budget for the Approved Project

[ * * * ]

[ * * * ] — CONFIDENTIAL TREATMENT REQUESTED

APPENDIX D

Intellectual Property Assignment Agreement

CONFIRMATION & ASSIGNMENT OF IP RIGHTS

This Assignment Of IP Rights, is made as of          2004, by:

Yissum — the Company for the Development of Research of the Hebrew University of Jerusalem Ltd., an Israeli private company No. 51-042453-4 of Edmand Safra Campus, Givat Ram P.O.B. 39135, Jerusalem 91390, Israel (“Yissum”) and Professor Oded Shoseyov I.D. No. XXXXXXX of Erez St. 5 Karmei Yousef (“Professor Shoseyov”)

TO THE BENEFIT OF

Coll Plant Ltd. (hereinafter: the “Company”), a company organized and existing under the laws of the State of Israel, having its registered office at P.O.B, 408, Kiryar Shmona 11013, Israel

Now Therefore, the parties hereto have agreed as follows:

1.                                      Confirmation & Assignment. Yissum and Professor Shoseyov hereby confirm that any and all developments, discoveries, techniques, methods, know-how, designs, inventions and improvements, trade secrets, trademarks, trade names, proprietary information, concepts and ideas pertaining to the product as defined in Exhibit “A” attached hereto, (all whether patentable or unpatentable), including without limitation is and to the know-how in connection with a method to induce conditions that are suitable for production of hydroxy-proline rich collagen in transgenic plants and the concept of using the plant post translation system by either co-expression of the plant P4H in the same subcellular compartment with the collage or by using different stress conditions for the production of hydroxylated collagen, that Professor Shoseyov has made, developed, discovered, invented, conceived or created solely on his own, prior to the date of this Assignment & Confirmation (all of the above: the “IP Developments”), were made in Yissum for the Company and are the sole property of the Company, and, to the extent required, Yissum and Professor Shoseyov hereby assign and transfer to the Company, its successors, assigns or nominees, all of their rights, titles and interest in and to the IP Developments, including without limitation in and to the all intellectual property rights associated therewith (such as patents, copyrights, mask work rights, etc.) and all other present and future rights in relation thereto and arising therefrom (all of the above, including the IP Developments, hereinafter: “IP Rights”). It being clarified that such assignment includes all rights to sue for and receive remedies against past, present and future infringements of any and all of the foregoing rights.

2.                                      Yissum and Professor Shoseyov covenant and agree to assist the Company and its designee(s) in every proper way to secure the Company’s rights in the IP Rights in any and all countries and, to the extent required, to effect the assignment and transfer to the Company of the IP Rights, including without limitation the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assurances, assignments and all other instruments which the Company shall deem necessary or expedient in order to apply for and obtain any copyrights, patents, mask work rights or other intellectual property rights relating thereto and to effect the assignment.

3.                                      Delivery of Documents. Yissum and Professor Shoseyov confirm that they have delivered to the Company any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blneprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items that were in their possession in relation to the IP Rights.

4.                                      General Provisions.

4.1                               Governing Law. This Confirmation & Assignment shall be exclusively governed by the laws of the State of Israel (without regard to the principles of conflict of laws thereof).

4.2                               Successors and Assigns. This Confirmation & Assignment will be binding upon Yissum and Professor Shoseyov and their heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

IN WITNESS WHEREOF, the Assignors have executed this Confirmation & Assignment Of IP Right as of the date first above written.

/s/ Reuven Ron /s/ Avi Barak	/s/ Oded Shoseyov
Yissum — Research	Professor Oded Shoseyov
Development Company of the
Hebrew University of Jerusalem Ltd.

2

Exhibit “A” - Product

A method for the manufacture of quality human collagen in plants and any and all components thereof.

[Translation from Hebrew]

Appendix E

Meytav Undertaking with respect to the Project

Version: 21.3.04

Date: May 30th, 2004

To:

Technological Incubator Administration

P.O.Box 50031

Tel Aviv 61500

Dear Sir / Madam,

Re: Letter of Undertaking and Notice of Commencement of Performance of Project in Incubator Conditions, Under the Prescriptions of Director-General Order 8.3

Topic: Method to Manufacture Quality Human Collagen in Plants

File No: 34205

Ref: Letter of Approval

We, Meytav — Technological Entrepreneurship Centre Ltd. (the name of the Incubator), Registration No. 32077 (hereinafter: the “Incubator”), hereby declare and undertake as follows:

1.              On June 1st, 2004, the abovementioned approved R&D Project (hereinafter: the “Project”) commenced performance in accordance with the abovementioned letter of approval (hereinafter: the “Letter of Approval”).

The Project is executed at the initiative of Prof. Oded Shoseyov (hereinafter: the “Entrepreneur”).

2.              We acknowledge that the loan approved by the Letter of Approval, will be paid subject to the terms and conditions in the Letter of Approval, and the terms and conditions detailed hereinafter (hereinafter: the “Loan”):

2.1.              The Agreement to operate an industrial R&D enterprise centre in incubator conditions, signed between us and the State on July 3rd, 2003, is, and will be, fully complied with, in accordance with law and the terms and conditions and stipulations therein, and same constitutes an integral part of this undertaking.

2.2.              The attached budget, in all its details, terms and conditions and appendices, constitutes a framework which is binding on the undersigned. No expense which deviates from that detailed framework will be allowed, otherwise than following approval on behalf of the Office of the Chief Scientist (hereinafter: “OCS”).

2.3.              The Project will be carried out in the Incubator by an R&D team, and will be organised and registered as a private company, within three (3) months from the date of commencement of performance (hereinafter: the “Project Company”).

2.4.              The Incubator will receive the Loan for performance of the Project, and will hold it in a separate bank account, on trust, as defined in the Trust Act 1979-5739.

2.5.              The Incubator will sign an agreement with the Entrepreneur, regulating the relationship between them, and the rights and obligations of both parties, as pertaining to performance of the Project and the commercialisation of its results. Such agreement will include a clause stipulating that the parties’ undertakings in that agreement, pertaining to compliance with the instructions of the OCS, the terms and conditions of Director-General Order 8.3, the provisions of the agreement between the Incubator and the State of Israel, the operating plan, the Letter of Approval, the Letter of Undertaking for the Project, and the instructions of the Incubator Committee, are also for the benefit of a third party, which is the State, as defined in the Contracts [General Provisions] Act 1973-5733.

2.6.              The Incubator will be entitled to a down-payment for the Project, not exceeding 33% of the sum of the approved Loan for the first year and/or a payment pursuant to a financial report, provided that performance of the Project has actually begun.

2.7.              Any additional payment will be executed in accordance with a detailed financial statement, corresponding to the Incubator Administration’s procedures, and approved as accurate by an authorised representative of the Incubator. Payment will be effected after the foregoing report is examined by the CSO. The financial statement will be presented to the CSO once every three months.

2.8.              A technical report will be presented to the CSO at least once every six months.

2.9.              The down-payment will not be off-set from the payments on account of the financial statements, provided that in the course of the first year of the Project, there is no deviation from the approved first year Loan framework, and in the second year there is no deviation from the cumulative Loan framework approved for the entire Project and the entire performance term. However, the pace of performance of results will be monitored consecutively in accordance with the plan, and in the event that the pace is slower than planned, the sum of the down-payment will be correspondingly reduced.

2.10.               Completion of documents not attached to the financial statements — will be presented upon presentation of the following quarterly financial statement, and in any event, completion documents will not be handled separately.

2.11.               Once every six months, in the course of the two years of the Project, transfers amongst budgetary items may applied for.

2.12.               Every payment on account of the Loan will exclusively constitute an advance, until the final financial statement is received and approved, as detailed in sub-clause 2.13 hereinafter.

2.13.               The Incubator will file a final financial statement approved by an accountant, and a final technical report for the Project (hereinafter: the “Final Reports”), no later than three months after the conclusion of the term of performance.

The Final Reports will be inspected and approved by an accountant on behalf of the OCS.

2.14.               The Incubator’s account books and those of the Project Company, will be open for the review of parties on behalf of the OCS for a period of four years from the date of filing of the financial statement.

2.15.               The OCS will have the right to off-set from the Loan any sum due to it from the Incubator, the Entrepreneur and/or the Project Company.

2.16.               Performance of the Project will not be discontinued, otherwise than following prior written consent on behalf of the OCS. In the event that the Project is stopped without the foregoing approval, the OCS will be entitled to demand the refund of the Loan, plus dully added interest and linkage differentials.

2.17.               The OCS will be entitled to demand additional relevant and/or technical reports, within the Project’s performance term.

2.18.               No expense will be allowed, unless the consideration was paid, except for applied costs as shall be approved.

2.19.               The OCS is entitled to demand dully added interest and linkage differentials on every sum due to it from the Incubator, the Entrepreneur and/or the Project Company.

2.20.               For the purposes of operating the Project, a separate and special bank account has been opened. Separate bookkeeping will be maintained for each project company separately.

2.21.               It is hereby declared that no government funding has been received, or will be received, for performance of the Project, expect for the grant and except for a grant from the Tnufa Fund.

2.22.               The terms and conditions herein, are intended to supplement any legal provision or law applicable to the grant of the Loan.

2.23.               In addition, we undertake as follows:

2.23.1.       That manufacture of the product that is developed as a result of the R&D work carried out in the course of the Project, will be carried out strictly in Israel, unless the Incubator Committee decides otherwise.

2.23.2.       That the know-how that is produced from the R&D work in the course of the Project and/or the rights in it, will not be transfer to another in any way shape or form (directly or indirectly), unless such transfer is approved by the Incubator Committee.

2.23.3.       In the setting of the Project Company’s operations, to obey intellectual property laws applicable in the State of Israel. We acknowledge that infringement of intellectual property laws applicable in the State of Israel, will entitle the OCS to demand the immediate refund of the Loans, benefits and any other sum given on account of the Project, plus dully added interest and linkage differentials.

2.23.4.       That the provisions of the Encouragement of Research and Development in Industry Act 1984-5744, regarding preservation of the know-how and manufacturing rights in the State of Israel, will apply to the grant of the Loan, mutatis mutandis.

2.23.5.       That subject to the provisions of Sub-clause 2.23.4 above, the terms and conditions herein do not detract from any legal provision and any law applicable to the grant of the Loan.

The undertakings detailed in Clause 2.23 above, shall be effective and binding so long as no document is signed pertaining to transfer of the Incubator’s rights and obligations to the Company, and subject to such document being transferred to the OCS immediately upon its execution.

[Signed]	Zvika Rubinstein, Golan Zrihan	CEO, Director	[company stamp]

Signature of person	Name	Position	Stamp
Authorised to bind the
Incubator

Yours truly,

Note: the necessary forms and the detailed guidelines and procedures for the filing of the financial statements with the OCS, can be obtained at the Technological Incubator Administration.

[Translation from Hebrew]

Appendix

We, Tavkol (a Project for a method to manufacture quality human collagen in plants), Registration No. 34205 (hereinafter: the “Project Company”), and/or the Entrepreneur and/or the Entrepreneurs, do hereby declare and undertake as follows:

In accordance with the abovementioned Letter of Approval (hereinafter: the “Letter of Approval”), we hereby undertake and declare as follows:

1.              To notify the Office of the Chief Scientist regarding any change of 25% of more, directly or indirectly, in the Project Company shares and/or in any one of the following means of control:

a.              The right to vote at Company meetings;

b.              The right to appoint directors in the Company;

c.               The right to participate in the Company’s profits.

We are aware that any transfer of any means of control, directly or indirectly, which transforms a foreign resident or foreign company into interested parties in the Project Company, requires the prior written consent of the Incubator Committee.

2.              We are aware that in any event of failure to comply with the terms and conditions of the Letter of Approval or the terms and conditions of the Letter of Undertaking, or failure to perform the approved plan, the Incubator Committee is entitled to immediately stop payment of the Loan, and to demand the immediate refunding of all the sums received, plus dully added interest and linkage differentials.

3.              We are aware that the provisions of the Encouragement of Research and Development in Industry Act 1984-5744, regarding preservation of the know-how and manufacturing rights in the State of Israel, will apply to the grant of the Loan.

[Signed]	Prof. Oded Shoseyov	Entrepreneurs

Entrepreneurs’	Name	Position	Stamp
Signature
And in the event that
A company already exists
Then the signature of
The person authorised to
Bind the company

Yours truly,

[Translation from Hebrew]

Appendix F

Technical Specifications for the Product

[ * * * ]

[ * * * ] — CONFIDENTIAL TREATMENT REQUESTED

[Translation from Hebrew]

Appendix G

Timetables for Research and Development

[ * * * ]

[ * * * ] — CONFIDENTIAL TREATMENT REQUESTED

Appendix H.1

PERSONAL EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Employment Agreement”) is made this 4 day of October, 2004, by and between CollPlant Ltd, an Israeli company number CollPlant Ltd., an Israeli company number 5513578260 P.O.B. 408, Kiryat Shmona 11013, Israel (the “Company”). and Yehuda Tsafrir Feigin, I.D. No XXXXXXX, of Haela 17 Timrat, Israel (the “Employee”).

WHEREAS                      The company operates in the framework of the technological incubation center established and managed by Meytav Technological Enterprises Initiation Center Ltd in accordance with the rules of the Office of the Chief Scientist of the Ministry of Industry and Trade; and

WHEREAS                      the Company desires to employ the Employee as the CEO of the Company on the terms and conditions set forth herein and the Employee desires to be employed by the Company on such terms and conditions for an undefined period of time; and

WHEREAS                      the Employee represents that he has the requisite skills, training and legal capacity to render the services hereunder.

THEREFORE, THE PARTIES HERETO AGREE as follows:

1.                                      Recitals, Headings and Interpretation

1.1                               The recitals constitute an integral part hereof.

1.2                               The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

2.                                      The Employee’s Duties and Obligations

2.1                               The Employee shall be employed as CEO of the Company and shall report to the Board of Directors of the Company.

2.2                               During the term of this Employment Agreement and unless and until otherwise agreed in writing, the Employee shall be employed on the basis of 60% of his working time. The employee shall devote his business time, attention and efforts to the performance of his duties and responsibilities under this Employment Agreement and the business and affairs of the Company and shall perform such duties diligently and promptly for the benefit of the Company.

2.3                               The Employee shall render his services to the Company in a faithful, responsible and competent manner, all in accordance with the terms and conditions of the Employment Agreement and the Company’s policies and procedures as may be in effect from time to time.

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2.4                               Attached hereto, as integral part hereof and marked Appendix A is a statement of employment conditions according to the Statement to Employee (Working Conditions), 5762-2002 law and the related regulations.

2.5                               Except as set out in Appendix B hereto, the Employee shall not, during the term of this Employment Agreement, engage directly or indirectly in rendering services of a business, professional or commercial nature to any other person, firm, or corporation, whether or not such services are rendered for gain, profit or other pecuniary advantage without the prior written notification to the Company.

2.6                               The Employee shall use his best endeavors to promote the interests of the Company. The Employee shall use his best endeavors to protect the good name of the Company and shall not perform any act that shall bring the Company into disrepute or breach of third parties rights.

2.7                               In the event that the Employee shall discover that he has or might have at some point in the future, any direct or indirect personal interest in any of the Company’s business or a conflict of interest with the duties required of him by virtue of his employment with the Company, immediately upon such discovery, the Employee shall so inform the Board of Directors in writing.

2.8                               During the term of this Employment Agreement the Employee shall not directly or indirectly accept any commission, rebate, discount, or gratuity in cash or in kind, from any person who has or is likely to have a business relationship with the Company.

2.9                               The Employee hereby acknowledges that working in the Company may require frequent travels outside Israel for lengthy and successive periods and hereby undertakes to abide by the traveling requirements of the Company as they will be communicated to the Employee from time to time by the Company.

2.10                        The place of employment will be Kiryat Shmona. The Company shall have the right to change the place of employment without the consent of the Employee to a place within a radius of 40 km from Kiryat Shmona and if the Employee resigns because of this change, he shall not be entitled to severance pay from the Company.

3.                                      Salary

3.1                               The Company shall pay the Employee a basic gross monthly salary of NIS 11,537 (Eleven thousand five hundred and thirty seven) (the “Gross Salary”). The Gross Salary for each month shall be payable on the 9th day of the following calendar month.

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3.2                               The Employee acknowledges and agrees that his position, the terms of his employment and the nature of his work require a special measure of personal trust as defined in the Law of Hours of Work and Rest 1951, and therefore the provisions of such law shall not apply to the Employee and to his employment with the Company.

4.                                      Benefits and Social Conditions

4.1                               Vacation

The Employee shall be entitled to 18 paid vacation days per year; accumulation of vacation days and redemption of vacation days shall be as provided by applicable law.

4.2                               Manager Insurance

The Company and the Employee shall acquire and maintain, a manager’s insurance policy (“Bituch Menahalim”) including disability insurance (hereinafter: the “Policy”).

The Company shall contribute to the Policy a sum equal to 15.83% of the Gross Salary, of which 8.33% shall be on account of severance pay, 5% on account of pension fund payments. The Employee hereby authorizes the Company to deduct a sum equal to 5% of the Employee’s Gross Salary to be paid on behalf of the Employee towards the Policy.

The Policy shall be effected by the Company and be in the name of the Company. The monthly payments by the Company under the Policy shall be in lieu of, and in full satisfaction of, severance compensation due under Israeli law, to the extent that the Employee is entitled thereto and in accordance with the “General Approval for Employers’ Payments to Pension Funds and Insurance Funds in lieu of Severance Compensation” issued by the Minister of Labor and Welfare, an English translation of which is attached to this Agreement as Appendix C (the “General Approval”). The Company waives any right it may have with respect to any reimbursement of payments made by the Company to the Policy but such waiver shall be limited and qualified as stated in the General Approval.

4.3                               Education Fund

The Company and the Employee shall acquire and maintain an Education fund (Keren Hishtalmut) (hereinafter: “Education Fund”).

The Company shall contribute to the Education Fund a sum equal to 7.5% of the Gross Salary and the Employee shall contribute a sum equal to 2.5% of the Gross Salary. The Employee hereby authorizes the Company to deduct the said amount.

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The Employee hereby instructs the Company to transfer to such Education Fund the amount of the Employee’s and the Company’s contribution from each Gross Salary payment as specified in this Section.

It is hereby clarified that if the sums contributed by the Company and/or the Employee to the Education Fund exceed the limit recognized by the Income Tax Authority from time to time, the Company will not gross up any tax payable in respect of such contributions and the Employee will be responsible for all tax consequences.

4.4                               Options

The Employee will be entitled to receive options to purchase up to 2,000 Ordinary Shares of the Company, par value NIS 0.1 each (the “Options”). The terms and conditions of the Options shall be as specified in the Company’s Option Plan according to Section 102 of the Israeli Income Tax Ordinance to be approved by the Board of Directors of the Company and by an Option Agreement to be executed between the Company and the Employee following the approval of the Company’s Option Plan by the Board of Directors of the Company. The Company intends to approve the Option Plan within ninety (90) days of this Agreement.

4.5                               Reimbursement of Expenses

The Company shall reimburse the Employee for all reasonable and necessary costs, expenses and disbursements incurred by the Employee in carrying out his duties and responsibilities under this Agreement as evidenced by invoices, in accordance with the regular practices of the Company regarding the reimbursement of such expenses

4.6                               Sick Leave

The Employee shall be entitled to paid sick leave in as provided by applicable law. Any unused sick leave will not be redeemed in cash.

4.7                               Convalescence pay

The Employee shall be entitled to convalescence pay as provided by applicable law.

4.8                               Active reserve duty

The Employee will be entitled to receive the Gross Salary while on active duty in the IDF, subject to the Employee providing the Company, after his active duty, the proper documents verifying the active duty, less any payment he receives on account of the active duty. The Employee will notify the Company immediately after receiving his call to active duty.

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5.                                      Exclusivity of the Contract

5.1                               The Employee shall not be entitled to any payment, right, benefit or reimbursement of expenses, which is not expressly mentioned in this Employment Agreement, including, but without prejudice to the generality of the foregoing, any payments, rights, retirement conditions or other benefits whatsoever, to which the Employees of the Company or of any company controlling the Company or under its control are now or in the future entitled, which are not specifically mentioned in this Agreement, unless otherwise provided by applicable law.

5.2                               The Employee undertakes to keep the contents of this Employment Agreement confidential and not to disclose the contents of this Employment Agreement to any third party without the prior written consent of the Company.

6.                                      Proprietary Information and Non-Competition

6.1                               As used herein, the term “Proprietary Information” refers to (i) any and all information of a confidential, proprietary, or secret nature which is or may be either applicable to, or related in any way to (A) the business, present or future, of the Group, or of other companies with which the Group has a business relationship (collectively, “Associated Companies”), (B) the research and development or investigations of the Group, or (C) the business of any customer of the Group, as well as to (ii) any and all factual information that the Group is using, in the development of any products, processes, technology or equipment, or in general, certain information which, in and of itself, is not confidential, but the Group’s utilization of which is confidential, which (iii) is disclosed to Employee during the course of his employment with the Group, or was disclosed to Employee prior to and in connection with his employment with the Group, including, without limitation, during the recruiting process. Proprietary Information includes, for example and without limitation, software programs, trade secrets, processes, formulas, data, know-how, any and all passwords, copyrights, modeling techniques or concepts which have been extracted through use of modeling techniques, improvements, inventions, techniques, marketing plans and strategies, information concerning customers or vendors, and factual information that the Group is using non-confidential information in a certain way. Proprietary Information does not, however, include information obtained legally through public sources. Please be advised that any information about which the Employee is not certain should be treated as proprietary information; all information will be deemed confidential unless otherwise explicitly set forth in writing.

The term “Group” shall mean “the Company and/or any of its subsidiaries and/or affiliates”.

6.2                               The Employee acknowledges that the Proprietary Information is a special, valuable and unique asset of the Group, and the Employee agrees at all times during the period of his employment and thereafter for an unlimited time to

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keep in confidence and trust all Proprietary Information. Employee agrees that during the period of his employment and thereafter he will not directly or indirectly use the Proprietary Information other than in the course of performing his duties as an employee of the Company, nor will the Employee directly or indirectly disclose any Proprietary Information or anything relating thereto to any person or entity, including to his family and friends, except in the course of performing his duties as an employee of the Company and with the consent of the Company, whether at the premises of the Company or in the course of work offsite, including, but not limited to, work performed by Employee at home.

6.3                               In the event of any termination of his employment, whether or not for cause and whatever the reason, Employee will promptly deliver to the Company all property belonging to the Company, as well as all documents, data, records and other information pertaining to his employment, and Employee will not take with him any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to any Proprietary Information or information of any type, including, without limitation, data and passwords.

6.4                               The Employee agrees and undertakes that he will not, so long as he is employed by the Company, and for a period of twelve (12) months, following termination of his/her employment, directly or indirectly, including but not limited as owner, partner, joint venture, employee, broker, agent, principal, trustee, corporate officer, director, licensor or in any other capacity whatsoever, inter alia, engage in, become financially interested in, or have any connection with, any business or venture worldwide that is engaged in any activities competitive to the business of the Group. For purposes of this Employment Agreement, activities competitive to the business of the Group shall include, inter alia, all information, ideas and methods concerning any of the Group’s products which is not public knowledge, including, but not limited to, its technology, marketing and all other aspects of the Company’s unique system and its operation and any other business engaged in by the Group during the term of this Employment Agreement. Ownership of not more than three percent (3%) of the shares a competing entity shall not constitute a violation of this Agreement.

6.5                               The Employee will not for twelve (12) months after the Termination Date solicit, canvass or approach in competition with the Group, any person or entity which, to his knowledge, was provided with goods or services by the Group or who invested or contemplated investment in the Group at any time during the twelve (12) months immediately prior to the Termination Date, for the purpose of offering goods or services of the same type as or similar to the goods or services supplied by the Group at the Termination Date or for the purpose of soliciting investment in an entity other than the Group;

6.6                               The Employee agrees that during the period of his employment with the Company and for a period of twelve (12) months following termination of his/her employment he shall not either directly or indirectly, solicit, induce, recruit or encourage any of the Group’s employees to leave their employment,

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or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Group, either for himself or for any other person or entity.

6.7                               The Company and the Employee hereby expressly agree that the terms of this Section 6 are reasonable, in light of the provisions of this Employment Agreement and that the provisions of this Section 6 shall remain in full force and effect after the termination of this Employment Agreement.

6.8                               The fruits of the Employee’s work with the Company, including any business plan, patent, invention, development, idea, technology, methods of work, processes, research data, improvements and future products (hereinafter referred to as an “Invention”) which are invented or developed by or in cooperation with the Employee during the term of his employment with the Company shall be wholly owned by the Company, and the Company shall be entitled to deal therewith as it desires and register and/or disseminate the Invention in its name without payment of any additional consideration by the Company. The Employee shall assist the Company in everything necessary in order to present, disseminate and/or register its rights in such an invention, both in Israel and abroad, and shall execute every document required in such connection even after the termination of his employment with the Company insofar as necessary. The Employee irrevocably appoints the Company as his attorney in fact in his name and on his behalf to execute all documents and do all things required in order to give full effect to the provisions of this Section. Any such Invention shall be considered Proprietary Information.

7.                                      Representations and Warranties

7.1                               The Employee represents that he is healthy and does not suffer from any illness or infirmity or is not otherwise incapacitated as to prevent him from carrying out his duties as defined under this Employment Agreement and he is fully capable, as of the date hereof, physically and mentally, to carry out his duties hereunder.

7.2                               The Employee represents and warrants that on the date hereof he is free to be employed by the Company upon the terms contained in this Agreement and that there are no employment contracts, consulting contracts or restrictive covenants preventing full performance of his duties hereunder.

7.3                               The Employee represents and warrants that he will not use during the course of his/her employment with the Company any trade secrets or proprietary information which is the property of the Employee’s previous employer(s) in such a manner that may breach any confidentiality or other obligation the Employee may have with such former employer(s).

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8.                                      Term and Termination

8.1                               The Employee’s Employment under this Agreement shall commence as of 1.6.2004 and, subject to Section 8.2 below, shall continue until terminated by either the Employee or the Company for any reason or for no reason by giving sixty (60) days prior written notice to the other party (the “Advance Notice”).

8.2                               Notwithstanding Section 8.1, the Company shall be entitled to terminate the employment of the Employee by the Company immediately without Advance Notice, subject to the payment of the Gross Salary and related benefits pursuant to Section 4 above for the remaining period of the Advance Notice.

8.3                               Notwithstanding the provisions of Sections 8.1 and 8.2 above, the Company shall be entitled to terminate this Employment Agreement and the employment relationship between the Company and the Employee, forthwith without severance pay, by delivery of a written notice to the Employee, for any of the following reasons:

(i)                                     The Employee commits a material breach of his covenants in Sections 2 or 6 above or any of the representations and warranties pursuant to Section 7 above, as shall be determined in the reasonable opinion of the directors of the Company; or

(ii)                                  The Employee commits a material breach of this Employment Agreement or fails to perform any of his duties hereunder and for a period of five (5) consecutive days from receipt of notice of such breach fails to cure such breach in such time; or

(iii)                               The Employee performs any act that entitles the Company legally to dismiss him without paying him any severance pay in connection with such dismissal; or

(iv)                              The Employee is convicted in a court of moral turpitude or dishonesty.

8.4                               On termination of this Employment Agreement for any reason, subject to the receipt by the Employee of Advance Notice from the Company, the Employee hereby undertakes in favor of the Company that during the period of the Advance Notice, he shall train his successor and provide him with orderly explanations of all information and knowledge required to enable such successor to perform the duties in a manner similar to the manner in which the Employee performed such duties. The Company shall be entitled to wave the provisions of this Section 8.4.

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8.5                               In the event that the Employee purports to terminate this Employment Agreement without delivering to the Company the Advance Notice, the Employee shall pay compensation to the Company for the days he did not work during the period of the Advance Notice in an amount equal to the Gross Salary and the value of the related benefits for such period according to Section 4 above, pro-rata, to which the Employee would have been entitled had he worked those days.

8.6                               In the event that the employment of the Employee is terminated, the Employee shall immediately return all documents, information, reports, possessions or other assets belonging to the Company such as but not limited to, computers, electrical devices, keys, car, remote controls and phones.

9.                                      General Provisions

9.1                               This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

9.2                               The Company shall be entitled to set-off any amount owed to the Company by the Employee under the terms and provisions of this Employment Agreement from any amount owed by the Company to the Employee under the terms and provisions of this Employment Agreement or from any other source whatsoever.

9.3                               If any term or provision of this Employment Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and, if any such term or provision shall be unreasonable to enforce to any extent, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in force and effect.

9.4                               The Employee and the Company hereby agree to attempt to substitute such provision for a valid or enforceable provision that achieves, as far as possible, the economic, legal and commercial objectives of the invalid or unenforceable provision.

9.5                               Any notice, request, consent or other communication, required or permitted to be given under this Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered or sent by registered or certified mail to a party at the address stated above or such other address as the party may from time to time designate by written notice to the other. Any notice or other document shall be deemed to have been received by the addressee seventy-two (72) hours following the date of dispatch of the notice by post or, where the notice or other document is sent by hand, at the time of delivery.

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9.6                               No amendment to or modification of this Employment Agreement shall have any effect unless such amendment or modification shall be in writing and executed by a director of the Company and the Employee.

9.7                               This Employment Agreement represents the entire agreement between the Company and the Employee with respect to the employment by the Company of the Employee, and supersedes any prior agreements or understandings with respect thereto between the Company and the Employee, whether written or oral.

9.8                               No failure or delay of either party in exercising any power or right hereunder shall in any way restrict or diminish such party’s rights and powers under this Employment Agreement, or operate as a waiver of any breach or non-performing by either party of any of the terms or conditions hereof.

9.9                               This Employment Agreement is personal to the Employee and the Employee shall not assign or delegate his rights or duties to a third party, whether by contract, will or operation of law, without the Company’s prior written consent.

9.10                        As used in this Employment Agreement, “Company” shall mean the Company as hereinbefore defined and any successor (whether direct or indirect, by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Company or which otherwise becomes bound by all the terms and provisions of this Employment Agreement by applicable law.

IN WITNESS WHEREOF the parties have duly executed this Employment Agreement as of the date first above written.

COMPANY		EMPLOYEE

By:	/s/ Zvika Rubinstein	/s/ Yehuda Tsafrir Feigin
Name (Print):	Zvika Rubinstein	Name (Print): Yehuda Tsafrir Feigin
Title:	Chairman

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APPENDIX A

Form 1

(Regulation 1(A))

Notice of Employment Terms

1.                                      Name of Employer: Collplant

Legal Entity: Company limited by shares

Registration Number: 5513578260

Address: P.O.B. 408 Kiryat Shmona, Israel

Name of Employee: Yehuda Tsafrir

I.D. Number: XXXXXXX

Address: Haela 17 Timrat, Israel

2.                                      Date of Commencement of Employment: 1.6.2004

The Employment Agreement attached hereby is for an unlimited period of time (agreement at will), and can be terminated according to its provisions

3.                                      Principal Duties of the Employee are as follows: CEO

4.                                      Name of direct supervisor of the employee or title of direct supervisor: Board of Directors

5.                                      The basis for payment of salary: monthly salary.

6.                                      The employee’s salary is set based upon the rank of CEO

Details of all of the payments that will be made to the employee are as follows:

Fixed Payments		Non-Fixed Payments
Type of Payment	Date of Payment	Type of Payment	Date of Payment
Salary	Until the 9th of the following month
Convalescence pay	Until the 9th of the following month

7.                                      Length of regular day of employment of the employee - same as the one that applies Generally to all employees of his position and status of the Company, but no less than five and two tenths (5.2) hours. Length of regular week of employment of the employee is five (5) days. The Employee will not be entitled to any overtime payment if he works more than five and two tenths (5.2) hours per day.

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8.                              The employee’s regular weekly rest day is: Saturday.

9.                              Payments for social benefits to which the employee is entitled:

	Receiving			Date of
	entity and	Percentage of	Percentage of	Commencement
Type of	name of	allocation of	allocation of	of
Payment	program	the employee	the employer	Payment
Managers Insurance		5%	8.33%	1.6.2004
			5%
Education Fund		2.5%	7.5%
Working Disability Insurance
Other:

This notice is not an employment agreement, but rather the employer’s notice regarding the principal terms of employment; nothing contained in this notice derogates from any right to which the employee is entitled pursuant to any law, extension order, collective agreement or employment agreement.

Date:	4/10/04	Signature of Employer:	/s/ Zvika Rubinstein

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APPENDIX B

Other Activities Performed by the Employee and Permitted by the

Employer

Artemis Ltd. — CEO

Meytav — Ltd. -CFO

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APPENDIX C

GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A

PENSION FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY

By virtue of my power under section 14 of the Severance Pay Law, 5723-1963 (hereinafter: the “Law”), I certify that payments made by an employer commencing from the date of the publication of this approval for his employee to a comprehensive pension benefit fund that is not an insurance fund within the meaning thereof in the Income Tax (Rules for the Approval and Conduct of Benefit Funds) Regulations, 5724-1964 (hereinafter: the “Pension Fund”) or to managers insurance including the possibility to receive annuity payment under an insurance fund as aforesaid (hereinafter: the “Insurance Fund”), including payments made by the employer by a combination of payments to a Pension Fund and an Insurance Fund (hereinafter: the “Employer’s Payments”), shall be made in lieu of the severance pay due to the said employee in respect of the salary from which the said payments were made and for the period they were paid (hereinafter: the “Exempt Salary”), provided that all the following conditions are fulfilled:

(1)                                 The Employer’s Payments -

(a)                                 to the Pension Fund are not less than 14 1/3% of the Exempt Salary or 12% of the Exempt Salary if the employer pays, his employee’s benefit in addition thereto payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 2 1/3% of the Exempt Salary. In the event the employer has not paid the above 2 1/3% in addition to the said 12%, his payments shall be only in lieu of 72% of the employee’s severance pay;

(b)                                 to the Insurance Fund are not less than one of the following:

(1)                                 13 1/3% of the Exempt Salary, if the employer pays for his employee in addition thereto also payments to secure monthly income in the event of disability, in a plan approved by the Commissioner of the Capital Market, Insurance and Savings Department of the Ministry of Finance, in an amount required to secure at least 75% of the Exempt Salary or in an amount of 2½% of the Exempt Salary, the lower of the two (hereinafter: “Disability Insurance”);

(2)                                 11% of the Exempt Salary, if the employer paid, in addition, a payment to the Disability Insurance, and in such case the Employer’s Payments shall be only in lieu of 72% of the Employee’s severance pay;

In the event the employer has made payments in addition to the foregoing payments to supplement severance pay to a benefit fund for severance pay or to an Insurance Fund in the employee’s name in an amount of 2 1/3% of the Exempt Salary, the Employer’s Payments shall replace 100% of the employee’s severance pay.

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(2)                                 No later than three months from the commencement of the Employer’s Payments, a written agreement was executed between the employer and the employee which included:

(a)                                 the employee’s consent to an arrangement pursuant to this approval in a text specifying the Employer’s Payments, the Pension Fund and Insurance Fund, as the case may be; the said agreement shall also include the text of this approval;

(b)                                 an advance waiver by the employer of any right which he may have to a refund of monies from its payments, except in cases in which the employee’s right to severance pay was denied by a final judgment pursuant to section 17 to the Law and/or in cases in which if such severance pay was denied the employee has withdrawn monies from the Pension Fund or Insurance Fund other than by reason of an entitling event; for these purposes “Entitling Event” means death, disability or retirement at or after the age of 60.

(3)                                 This approval is not such as to derogate from the employee’s right to severance pay pursuant to any law, collective agreement, extension order or employment agreement, in respect of salary over and above the Exempt Salary.

15th Sivan 5758 (9th June 1998).

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Appendix H.2

Yissum’s Consultancy Agreement

TBD — To be determent in the future, if agree by the parties and signed.

APPENDIX I

Capitalization Table of the Company

APPENDIX I

Capitalization Table of the company

MEYTAV Ltd:    61,000 ordinary shares

5,000	ordinary shares will be allocated to Meytav’s management

8,400	ordinary shares for the supplementary financing

47,600	ordinary shares held by Meytav in accordance with rules and regulations.

YISSUM:	32,000 ordinary shares

YEHUDA TSAFRIR:	7,000 ordinary shares

Total shares:	100,000

[Translation from Hebrew]

Appendix J

Services to be provided to the Company by Yissum

To:

Yissum, Research Development Co. at

The Hebrew University in Jerusalem

P.O.Box 39135

Jerusalem

Dear Sir / Madam,

Re: Order of Services

1.              We are delighted to order from you performance of laboratory services relating to: development of a process to manufacture quality human collagen in plants [hereinafter — the Services].

2.              The Services will be provided for a one year term, from June 1st, 2004 through May 31st, 2005.

3.              The Services will be provided by Prof. Oded Shoseyov’s laboratory.

4.              The scientific report, and any report required as a consequence of providing the Services, will be given to us directly by the researcher, at the conclusion of every quarter.

At the end of every month, Collplant will be furnished with attendance reports for all the employees employed on a salary at the Rehovot Lab.

5.              In consideration of provision of the Services and the totality of undertakings hereunder, we shall pay you a sum of 183,600 NIS plus dully added VAT, in accordance with the budget enclosed herewith as Appendix A, which shall be paid at the following dates:

5.1.         45,900 NIS (after deduction of a down-payment of 21,367 NIS) during August 2004.

5.2.         Three more payments of 45,900 NIS each, in accordance with the filing of a scientific report adjusted for the Chief Scientist.

For the avoidance of doubt, we wish to clarify that you are not obligated to provide any financial statements whatsoever, and the expenses of performing the abovementioned Services will apply strictly to you.

6.              Failure to meet the timetable will entitle us to delay payments until completion of your relevant undertaking in full.

7.              For the avoidance of doubt, we wish to clarify that no employer-employee relations shall be extant between us and you and/or between you and the researcher, but rather strictly orderer and independent contractor relations.

8.              In any event in which disputes erupt between us and you regarding the Services subject matter hereof, with all that such entails and arising therefrom, a sole arbitrator shall arbitrate them, to be appointed by the parties in congruence, and in the absence of such consent, an arbitrator to be appointed by the head of the Jerusalem Bar Association, at the request of either one of the parties.

9.              Your execution of a copy of this letter shall constitute your confirmation and consent to everything stated herein.

Date:	Collplant Ltd. [Signed]

We agree and confirm

[Signed]

Yissum, Research Development Co. for
The Hebrew University in Jerusalem

Appendix A

Yissum Budget — The Hebrew University in Jerusalem

Manpower (12 months of Project)

Dr. Hannan Stein grant	120,000 NIS

Outside Services

Sequencing, analysis of amino acids, etc.	16,000 NIS

Total	136,000 NIS

Overheads (35%)	47,600 NIS

Total including overheads	183,600 NIS